    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1998


AMENDMENT NO. 1 TO:                                           REG. NO. 333-56573



Post-Effective Amendment No. 1 To Registration Statement No. 33-64261


Post-Effective Amendment No. 3 To Registration Statement No. 33-49965


Post-Effective Amendment No. 5 To Registration Statement No. 33-57104


Post-Effective Amendment No. 4 To Registration Statement No. 33-47105


Post-Effective Amendment No. 5 To Registration Statement No. 33-45228


Post-Effective Amendment No. 4 To Registration Statement No. 33-15230


Post-Effective Amendment No. 4 To Registration Statement No. 33-13062


Post-Effective Amendment No. 4 To Registration Statement No. 2-98344


Post-Effective Amendment No. 3 To Registration Statement No. 33-15266


Post-Effective Amendment No. 6 To Registration Statement No. 33-20950


Post-Effective Amendment No. 4 To Registration Statement No. 33-40485


Post-Effective Amendment No. 3 To Registration Statement No. 33-45266


Post-Effective Amendment No. 3 To Registration Statement No. 33-58144


Post-Effective Amendment No. 2 To Registration Statement No. 33-55295


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1



                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        THE CHASE MANHATTAN CORPORATION
              (Exact Name of Registrant, as Specified in Charter)

                     DELAWARE                                           13-2624428
          (STATE OR OTHER JURISDICTION OF                  (IRS EMPLOYER IDENTIFICATION NUMBER)
          INCORPORATION OR ORGANIZATION)

                        THE CHASE MANHATTAN CORPORATION
                                270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                ANTHONY J. HORAN
                              CORPORATE SECRETARY
                        THE CHASE MANHATTAN CORPORATION
                                270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                              NEILA B. RADIN, ESQ.
                        THE CHASE MANHATTAN CORPORATION
                                270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                                                        (continued on next page)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(continued from previous page)

                        CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED              PROPOSED
                                   AMOUNT              MAXIMUM               MAXIMUM
  TITLE OF EACH CLASS OF           TO BE          OFFERING PRICE PER        AGGREGATE              AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED(1)(2)   UNIT OR SHARE(2)(3)   OFFERING PRICE(3)(4)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Debt Securities, Debt
  Warrants, Preferred
  Stock, Depositary
  Shares(5), Preferred
  Stock Warrants, Common
  Stock, Common Stock
  Warrants and Currency
  Warrants(6)(7)                     --                   --              $3,000,000,000         $885,000(8)(9)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


(1) If any Debt Securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $3,000,000,000. In no event will the aggregate initial offering price of Debt Securities, Debt Warrants, Preferred Stock, Depositary Shares, Preferred Stock Warrants, Common Stock, Common Stock Warrants and Currency Warrants issued under this Registration Statement and not previously registered under the Securities Act of 1933, as amended (the "Securities Act"), exceed $3,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units.

(2) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3) The proposed maximum offering price per unit or share will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(4) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act.

(5) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the Depositary under the Deposit Agreement.

(6) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, other securities registered hereunder.


(7) This Amendment also covers an indeterminate amount of Debt Securities and Warrants that may be offered by affiliates of the Registrant, including Chase Securities Inc., in connection with offers and sales related to secondary market transactions in securities that have previously been registered by the Registrant or its predecessors pursuant to the below-referenced registration statements. Accordingly, this Amendment constitutes Amendment No. 1 to the following: Post-Effective Amendment No. 1 to Registration Statement No. 33-64261, Post-Effective Amendment No. 3 to Registration Statement No. 33-49965, Post-Effective Amendment No. 5 to Registration Statement No. 33-57104, Post-Effective Amendment No. 4 to Registration Statement No. 33-47105, Post-Effective Amendment No. 5 to Registration Statement No. 33-45228, Post-Effective Amendment No. 4 to Registration Statement No. 33-15230, Post-Effective Amendment No. 4 to Registration Statement No. 33-13062, Post-Effective Amendment No. 4 to Registration Statement No. 2-98344, Post-Effective Amendment No. 3 to Registration Statement No. 33-15266, Post-Effective Amendment No. 6 to Registration Statement No. 33-20950, Post-Effective Amendment No. 4 to Registration Statement No. 33-40485, Post-Effective Amendment No. 3 to Registration Statement No. 33-45266, Post-Effective Amendment No. 3 to Registration Statement No. 33-58144 and Post-Effective Amendment No. 2 to Registration Statement No. 33-55295.



(8) Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act, this Amendment contains a Prospectus that also relates to the $1,201,882,414 of Debt Securities, Debt Warrants, Preferred Stock, Depositary Shares, Preferred Stock Warrants, Common Stock, Common Stock Warrants and Currency Warrants registered on the Registration Statement on Form S-3 (No. 33-64261) (relating to an aggregate $3,000,000,000 of debt securities, debt warrants, preferred stock, depositary shares, preferred stock warrants, common stock, common stock warrants and currency warrants) previously filed by the Registrant and declared effective on December 18, 1996 and as to which a filing fee of $1,034,483 was paid. This Amendment constitutes Amendment No. 1 to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-3 (No. 33-64261) and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.



(9) Previously paid.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                                EXPLANATORY NOTE

     The second prospectus filed with this Registration Statement is a form of market maker prospectus intended for use by direct or indirect wholly-owned subsidiaries of The Chase Manhattan Corporation, including Chase Securities Inc., in connection with offers and sales related to secondary market transactions in debt securities, preferred stock and warrants that have been previously registered by The Chase Manhattan Corporation or its predecessors under the Securities Act of 1933 pursuant to the above-referenced registration statements and in certain debt securities, preferred stock and warrants that are initially offered and sold by or on behalf of The Chase Manhattan Corporation after the effective date of this Registration Statement. The market maker prospectus is in addition to, and not in substitution for, the prospectuses relating to the above-referenced registration statements currently on file with the Securities and Exchange Commission.

                             [Chase Manhattan Logo]

                        THE CHASE MANHATTAN CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS

                            ------------------------

   WE WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES IN SUPPLEMENTS TO THIS
                                  PROSPECTUS.
YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                            ------------------------

                 THIS PROSPECTUS IS DATED                , 1998

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document with the attached prospectus supplement that together give the specific terms of the securities we are offering. You should also read the documents we have referred you to in "Where You Can Find More Information About The Company" on page 5 for information on our company and our financial statements. Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

                        THE CHASE MANHATTAN CORPORATION


     Our company is a registered bank holding company. Through various subsidiaries, we conduct domestic and international financial services businesses. At June 30, 1998, we were the largest banking institution in the United States, with $367 billion in assets and $23 billion in stockholders' equity.


     Our principal bank subsidiaries are The Chase Manhattan Bank, headquartered in New York, Chase Manhattan Bank USA, National Association, headquartered in Delaware, and Chase Bank of Texas, National Association, headquartered in Texas. Our principal non-bank subsidiary is Chase Securities Inc., which is engaged in securities underwriting and dealing.

     On March 31, 1996, The Chase Manhattan Corporation merged into Chemical Banking Corporation, which changed its name to "The Chase Manhattan Corporation." The merger was accounted for as a pooling-of-interests. Therefore, the information in this prospectus, the accompanying prospectus supplement and the other documents we file with the SEC is stated on a combined basis as if the merger had been in effect for all periods presented.

                          THE SECURITIES WE MAY OFFER


     This prospectus is part of a registration statement (No. 333-56573) (the "Registration Statement") that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time up to $4,201,882,414 of any of the following securities, either separately or in units: debt, preferred stock, depositary shares, common stock and warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.


DEBT SECURITIES

     We may offer unsecured general obligations of our company, which may be senior (the "Senior Securities") or subordinated (the "Subordinated Securities"). The Senior Securities and the Subordinated Securities are together referred to in this prospectus as the "Debt Securities". The Senior Securities will have the same rank as all of our other unsecured, unsubordinated debt. The Subordinated Securities will be entitled to payment only after payment on our Senior Indebtedness (as described below). In addition, under certain circumstances relating to our insolvency or a similar event, the Subordinated Securities will be entitled to payment only after the payment of claims relating to Additional Senior Obligations (as described below).

     The Senior Securities will be issued under an indenture between us and Bankers Trust Company, as trustee. The Subordinated Securities will be issued under an indenture between us and U.S. Bank Trust National Association, as trustee. We have summarized certain general features of the Debt Securities from the indentures. We encourage you to read the indentures (which are exhibits to the Registration Statement) and our recent periodic and current reports that we file with the SEC. Directions on how you can get copies of these reports are provided on page 5.

     We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the Debt Securities will generally have a junior position to claims of creditors of our subsidiaries (except to the extent that our company is recognized as a creditor of those subsidiaries). Claims of creditors of our subsidiaries other than our company include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

GENERAL INDENTURE PROVISIONS THAT APPLY TO SENIOR AND SUBORDINATED SECURITIES

     - Neither indenture limits the amount of debt that we may issue or provides holders any protection should there be a highly leveraged transaction, recapitalization or restructuring involving our company.

     - The indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations.

     - The indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent.

     - If an Event of Default (as described below) occurs with respect to any series of Debt Securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable. However, holders of a majority of the principal amount may rescind this action.

GENERAL INDENTURE PROVISIONS THAT APPLY ONLY TO SENIOR SECURITIES

     We have agreed in the indenture relating to the Senior Securities that we and our subsidiaries will not sell voting stock of The Chase Manhattan Bank, and that The Chase Manhattan Bank will not issue its voting stock, unless the sale or issuance is for fair market value and we and our subsidiaries would own at least 80% of the voting stock of The Chase Manhattan Bank following the sale or issuance. This covenant would not prevent us from completing a merger, consolidation or sale of substantially all of our assets. In addition, this covenant would not prevent the merger or consolidation of The Chase Manhattan Bank into another domestic bank if our company and its subsidiaries would own at least 80% of the voting stock of the successor entity after the merger or consolidation.

     If we satisfy certain conditions in the indenture relating to the Senior Securities, we may discharge that indenture at any time by depositing with the trustee sufficient funds or government obligations to pay the Senior Securities when due.

     Events of Default. The indenture relating to the Senior Securities provides that the following are events of default:

     - Interest not paid for 30 days after due date.
     - Principal or premium not paid when due.
     - Sinking fund payment not paid for 5 days after due date.
     - Covenant breach continues for 60 days after notice.
     - Principal payment default on debt (including Senior Securities of other series) having an aggregate principal amount of more than $25,000,000 is not rescinded within 30 days after notice.
     - Acceleration of more than $25,000,000 aggregate principal amount of debt (including Senior Securities of other series) is not rescinded within 30 days after notice.
     - Occurrence of certain bankruptcy or insolvency events.
     - Occurrence of any other event of default specified in the prospectus supplement.

GENERAL INDENTURE PROVISIONS THAT APPLY ONLY TO SUBORDINATED SECURITIES


     The Subordinated Securities will be subordinated to all "Senior Indebtedness", which includes all indebtedness for money borrowed by us, except indebtedness that is stated to be not superior to, or to have the same rank as, the Subordinated Securities. At June 30, 1998, approximately $9.7 billion of Senior Indebtedness was outstanding.


     In an insolvency of or similar event relating to our company, creditors holding "Additional Senior Obligations" would also be entitled to full payment before any amounts could be distributed to holders of the Subordinated Securities. Additional Senior Obligations include indebtedness for claims under derivative products, including interest, foreign exchange and commodity contracts, but excluding claims under Senior Indebtedness or claims under obligations having the same rank as, or ranking junior to, the Subordinated Securities. At June 30, 1998, approximately $2.4 billion of Additional Senior Obligations were outstanding.


     Events of Default. The indenture relating to the Subordinated Securities provides that the following are events of default:

     - Occurrence of certain bankruptcy or insolvency events.

     - Occurrence of any other event of default specified in the prospectus supplement.

PREFERRED STOCK AND DEPOSITARY SHARES

     We may issue our preferred stock, par value $1 per share in one or more series (the series being offered are referred to as "Preferred Stock"). We will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions relating to its offering and sale at the time of the offer and sale. We may also issue fractional shares of Preferred Stock that will be represented by Depositary Shares and Depositary Receipts.

COMMON STOCK

     We may issue our common stock, par value $1 per share (the "Common Stock"). Holders of Common Stock are entitled to receive dividends when declared by the Board of Directors (subject to rights of preferred stock holders). Each holder of Common Stock is entitled to one vote per share. The holders of Common Stock have no preemptive rights or cumulative voting rights.

WARRANTS

     We may issue warrants for the purchase of Debt Securities, Preferred Stock or Common Stock ("Securities Warrants"). We may also issue warrants for the cash value in U.S. dollars of the right to purchase or sell foreign or composite currencies ("Currency Warrants"). We may issue warrants independently or together with other securities.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

     The consolidated ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:


                                               SIX MONTHS
                                                 ENDED
                                                JUNE 30,           YEAR ENDED DECEMBER 31,
                                              ------------   ------------------------------------
                                                  1998       1997    1996    1995    1994    1993
                                                  ----       ----    ----    ----    ----    ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits............      1.78       1.82    1.66    1.90    1.86    1.62
  Including Interest on Deposits............      1.39       1.43    1.32    1.41    1.42    1.31
Earnings to Combined Fixed Charges and
  Preferred Stock Dividend Requirements:
  Excluding Interest on Deposits............      1.75       1.77    1.60    1.82    1.76    1.52
  Including Interest on Deposits............      1.38       1.41    1.30    1.38    1.38    1.27


     For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                      WHERE YOU CAN FIND MORE INFORMATION
                               ABOUT THE COMPANY

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

     (a) Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;


     (c) Current Reports on Form 8-K filed on January 21, 1998, January 28, 1998, March 17, 1998, April 24, 1998, May 20, 1998, June 15, 1998, July 24, 1998
and July 30, 1998;

     (d) The descriptions of our Common Stock and Preferred Stock contained in our Registration Statements filed under Section 12 of the Securities Exchange Act of 1934.

     You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

     Office of the Secretary
     The Chase Manhattan Corporation
     270 Park Avenue
     New York, NY 10017
     212-270-4040

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                        THE CHASE MANHATTAN CORPORATION

GENERAL


     The Chase Manhattan Corporation (the "Company", which may be referred to as "we" or "us") is a bank holding company registered under the Bank Holding Company Act of 1956. We were organized as a Delaware corporation in 1968. As of June 30, 1998, we were the largest banking institution in the United States, with $367 billion in assets and $23 billion in stockholders' equity.


     We conduct domestic and international financial services businesses through various bank and non-bank subsidiaries. Our principal bank subsidiaries are The Chase Manhattan Bank, a New York banking corporation (the "Bank"), Chase Manhattan Bank USA, National Association, headquartered in Delaware ("Chase USA"), and Chase Bank of Texas, National Association, headquartered in Texas ("Chase Texas"). Our principal non-bank subsidiary is Chase Securities Inc. ("CSI"), which is engaged in securities underwriting and dealing activities.

     On March 31, 1996, The Chase Manhattan Corporation ("heritage Chase") merged into Chemical Banking Corporation, which changed its name to "The Chase Manhattan Corporation." The merger was accounted for as a pooling-of-interests. Therefore, the information in this prospectus, the accompanying prospectus supplement and the other documents we file with the SEC are stated on a combined basis as if the merger had been in effect for all periods presented.

BUSINESS

     Our activities are internally organized, for operating purposes, into three major business franchises. A brief description of these business franchises is presented below.

  Global Banking

     Global Banking provides financing, advisory, sales and trading, trade finance, asset management and private banking services. Clients include corporations, institutions, governments and wealthy individuals located around the world. Global Banking operates in more than 50 countries, including major operations in all key international financial centers. Chase Texas (other than its consumer and global services businesses) is also included in Global Banking.

  Chase Technology Solutions

     Chase Technology Solutions combines the Company's global services businesses, information technology and operations, and electronic commerce initiatives into a single group. Global services is a leading provider of information and transaction services globally and includes custody, cash management, trust and other fiduciary services.

  National Consumer Services


     National Consumer Services included, as of June 30, 1998, the fourth-largest bank credit card issuer in the U.S., the third-largest originator and servicer of residential mortgages in the U.S., and a leading provider of auto financing and other consumer lending products. The Company and its subsidiaries maintain a leading market share position in the New York metropolitan tri-state area in serving the financial needs of consumers. We offer customers convenient access to financial services by telephone, personal computer and the internet and have the most branches and automated teller machines in the New York metropolitan tri-state area. National Consumer Services also has a small international consumer presence.


                                USE OF PROCEEDS


     Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of preferred stock, or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.


                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The following description of the terms of the Debt Securities sets forth certain general terms that may apply to the Debt Securities. The particular terms of any Debt Securities will be described in the prospectus supplement relating to those Debt Securities.

     The Debt Securities will be either our senior debt securities (the "Senior Securities") or our subordinated debt securities (the "Subordinated Securities"). The Senior Securities will be issued under an Indenture dated as of December 1, 1989, as amended (the "Senior Indenture"), between us and Bankers Trust Company, as Trustee. The Subordinated Securities will be issued under an Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as further amended (the "Subordinated Indenture"), between us and U.S. Bank Trust National Association, as Trustee. The Senior Indenture and the Subordinated Indenture are together called the "Indentures".


     The following summary of certain provisions of the Indentures is not complete. You should refer to the Indentures, copies of which are exhibits to the registration statement of which this prospectus is a part (Registration Statement File No. 333-56573; the "Registration Statement"). Section references below are to the section in the applicable Indenture. Capitalized terms have the meanings assigned to them in the applicable Indenture. The referenced sections of the Indentures and the definitions of capitalized terms are incorporated by reference.


     Neither Indenture limits the amount of Debt Securities that we may issue. Each Indenture provides that Debt Securities may be issued up to the principal amount authorized by us from time to time. The Senior Securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The Subordinated Securities will be unsecured and will be subordinated and junior to all Senior Indebtedness (as defined below under "Subordinated Securities -- Subordination"). In addition, under certain circumstances relating to the dissolution, winding-up, liquidation or reorganization of the Company, the Subordinated Securities will be junior to all Additional Senior Obligations (as defined and to the extent set forth below under "Subordinated Securities -- Subordination").


     We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that the Company may be recognized as a creditor of those subsidiaries. Claims of creditors of our subsidiaries other than the Company include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.


     The Debt Securities may be issued in one or more separate series of Senior Securities and/or Subordinated Securities. The prospectus supplement relating to the particular series of Debt Securities being offered will specify the particular amounts, prices and terms of those Debt Securities. These terms may include:

     - the title and type of the Debt Securities;
     - any limit on the aggregate principal amount or aggregate initial offering price of the Debt Securities and the amount payable upon acceleration;
     - the purchase price of the Debt Securities;
     - the dates on which the principal of the Debt Securities will be payable;
     - the interest rates (including the interest rates, if any, applicable to overdue payments) of the Debt Securities, or the method for determining those rates, and the interest payment dates for the Debt Securities;
     - the places where payments may be made on the Debt Securities;
     - any mandatory or optional redemption provisions applicable to the Debt Securities;
     - any sinking fund or analogous provisions applicable to the Debt
       Securities;
     - the authorized denominations of the Debt Securities (if other than $1,000 and integral multiples of $1,000);
     - if other than U.S. dollars, the currency or currencies, including European Currency Units ("ECU"), the euro and other composite currencies, in which payments on the Debt Securities will be payable (which currencies may be different for principal, premium and interest payments);
     - any conversion or exchange provisions applicable to the Debt Securities;
     - any Events of Default applicable to the Debt Securities (if not set forth in the applicable Indenture); and
     - any other specific terms of the Debt Securities.

     Some of the Debt Securities may be issued as original issue discount Debt Securities (the "Original Issue Discount Securities"). Original Issue Discount Securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to Original Issue Discount Securities or relating to certain other kinds of Debt Securities that may be offered, including Debt Securities linked to an index or payable in currencies other than U.S. dollars.

     The Debt Securities will be issued only in fully registered form without coupons. The Indentures also provide that Debt Securities of a series may be issued as permanent global Debt Securities. See "Permanent Global Debt Securities" below. No service charge will be made for any transfer or exchange of Debt Securities, but we may require payment of any taxes or other governmental charges.

     Unless otherwise specified in the prospectus supplement, principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable at the corporate trust office of the Bank in New York City. Transfers or exchanges of Debt Securities may be made at the same location. Payment of interest on any Debt Securities may be made at our option by check mailed to the registered holders of the Debt Securities at their registered addresses. In connection with any payment on a Debt Security, we may require the holder to certify information to the Company. In the absence of such certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.

     Neither Indenture limits our ability to enter into a highly leveraged transaction or provides special protection to holders of Debt Securities in the event of such a transaction. In addition, neither Indenture provides special protection in the event of a sudden and dramatic decline in the credit quality of the Company resulting from a takeover, recapitalization or similar restructuring of the Company.


     We may issue Debt Securities upon the exercise of warrants ("Debt Warrants") issued with other Debt Securities or upon exchange or conversion of exchangeable or convertible Debt Securities. The prospectus supplement will describe the specific terms of any Debt Warrants or of any exchangeable or convertible securities. It will also describe the specific terms of the Debt Securities issuable upon the exercise, exchange or conversion of those securities. See "Description of Securities Warrants" below.


SENIOR SECURITIES

     The Senior Securities will be direct, unsecured general obligations of the Company, will constitute Senior Indebtedness (as defined below) of the Company, and will have the same rank as our other Senior Indebtedness.

     Limitation on Disposition of Stock of the Bank. The Senior Indenture contains a covenant by us that, so long as any of the Senior Securities are outstanding (but subject to our rights in connection with our consolidation or merger with or into another person or a sale of our assets), neither we nor any Intermediate Subsidiary (as defined below) will dispose of any shares of Voting Stock of the Bank (or any securities convertible into, or options, warrants or rights to purchase shares of Voting Stock of the Bank), except to the Company or an Intermediate Subsidiary. In addition, the covenant provides that neither we nor any Intermediate Subsidiary will permit the Bank to issue any shares of its Voting Stock (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of its Voting Stock), nor will we permit any Intermediate Subsidiary to cease to be an Intermediate Subsidiary. These restrictions will not apply if (i) any disposition of Voting Stock of the Bank (or any securities convertible into, or options, warrants or rights to purchase shares of Voting Stock of the Bank) is made for fair market value, as determined by our Board of Directors of the Company or the Intermediate Subsidiary, and
(ii) after giving effect to the transaction, we and any one or more of our Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest. The above covenant also does not restrict the Bank from being consolidated with or merged into another domestic banking corporation, if after the merger or consolidation the Company, or its successor, and any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and no Event of Default, (and no event which, after notice or lapse of time or both, would become an Event of Default), shall have happened and be continuing. An Intermediate Subsidiary is defined in the Senior

Indenture as a Subsidiary (i) that is organized under the laws of any domestic jurisdiction and (ii) of which all the shares of capital stock, and all securities convertible into, and options, warrants and rights to purchase shares of such capital stock, are owned directly by the Company, free and clear of any security interest. The above covenant does not prevent the Bank from engaging in a sale of assets to the extent otherwise permitted by the Senior Indenture. (Section 1006).

     Events of Default. The Senior Indenture defines an Event of Default with respect to any series of Senior Securities as any one of the following events:

          (i) default in payment of interest on any Senior Security of that series and continuance of that default for 30 days;

          (ii) default in the payment of principal of (or premium, if any, on) any Senior Security of that series at Maturity;

          (iii) default in the deposit of any sinking fund payment and continuance of that default for 5 days;

          (iv) failure by the Company for 60 days after notice to perform any of the other covenants or warranties in the Senior Indenture applicable to that series;


          (v)(A) failure by the Company to pay indebtedness for borrowed money, including Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, at the date of final maturity or the expiration of any applicable grace period or (B) acceleration of the maturity of any of the Company's indebtedness for borrowed money, including Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, if that failure to pay or acceleration results from a default under the instrument giving rise to, or securing, the indebtedness for money borrowed and is not rescinded or annulled within 30 days after due notice, unless the default is contested in good faith by appropriate proceedings;


          (vi) certain events of bankruptcy, insolvency or reorganization of the Company or the Bank; and

          (vii) any other Event of Default specified with respect to Senior Securities of that series. (Section 501).

     If any Event of Default with respect to Senior Securities of any series occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the Outstanding Senior Securities of that series may declare the principal amount (or, if the Senior Securities of that series are Original Issue Discount Securities, a specified portion of the principal amount) of all Senior Securities of that series to be due and payable immediately. No such declaration is required upon certain events of bankruptcy. Subject to certain conditions, the declaration may be annulled and past defaults (except uncured payment defaults and certain other specified defaults) may be waived by the holders of a majority in principal amount of the Outstanding Senior Securities of that series. (Sections 502 and 513).

     The prospectus supplement will describe any particular provisions relating to the acceleration of the Maturity of a portion of the principal amount of Original Issue Discount Securities upon an Event of Default.

     The Senior Indenture requires the Trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of Senior Securities, give the holders of that series notice of the default if uncured or not waived. However, the Trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the Senior Trustee may not withhold this notice in the case of a payment default. The above notice shall not be given until 60 days after the occurrence of a default in the performance of a covenant in the Senior Indenture other than a covenant to make payment. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Senior Securities of that series. (Section 602).


     Other than the duty to act with the required standard of care during a default, the Trustee is not obligated to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of Senior Securities, unless the holders have offered to the Trustee reasonable security or indemnity. (Section 603). The Senior Indenture provides that the holders of a majority in principal amount of Outstanding Senior Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee. However, the Trustee may decline to act if the direction is contrary to law or the Senior Indenture. (Section 512).


     The Senior Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default, or specifying any default that exists. (Section 1007).


     Defeasance and Covenant Defeasance. The Senior Indenture contains a provision that, if made applicable to any series of Senior Securities, permits the Company to elect (i) to defease and be discharged from all of our obligations (subject to limited exceptions) with respect to any series of Senior Securities then outstanding ("defeasance") and/or (ii) to be released from our obligations under certain covenants and from the consequences of an event of default resulting from a breach of those covenants or a cross-default ("covenant defeasance"). To make either of the above elections, we must deposit in trust with the Trustee money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide sufficient money, without reinvestment, to repay in full those Senior Securities. As a condition to defeasance or covenant defeasance, we must deliver to the Trustee an Opinion of Counsel that the holders of the Senior Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance or covenant defeasance. That opinion, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable Federal income tax law.


     Under Federal income tax law as of the date of this prospectus, defeasance would likely be treated as a taxable exchange of Senior Securities for interests in the defeasance trust. As a result, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for the Senior Securities and the value of the holder's proportionate interest in the defeasance trust. That holder would thereafter be required to include in income a proportionate share of the income, gain or loss, as the case may be, of the defeasance trust. Under Federal income tax law as of the date of this prospectus, covenant defeasance would ordinarily not be treated as a taxable exchange of Senior Securities. Purchasers of Senior Securities should consult their own advisors as to the tax consequences to them of defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.


     If we exercise our covenant defeasance option with respect to a particular series of Senior Securities, then even if there were a default under the related covenant, payment of those Senior Securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of Senior Securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those Senior Securities may not be accelerated because of any Event of Default. If we exercise our defeasance option or covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on those Senior Securities. This is because the required deposit of money and/or U.S. Government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.


     Modification of the Senior Indenture. We and the Trustee may make modifications and amendments to the Senior Indenture with the consent of the holders of not less than a majority in principal amount of each series of Outstanding Senior Securities affected by the modification or amendment. However, without the consent of each affected holder, no such modification may
(i) change the Stated Maturity of any Senior Security of any series, (ii) reduce the principal amount of (or premium, if any, on) any Senior Security, (iii) reduce the rate of payment of interest on any Senior Security or change certain other provisions relating to the yield of the Senior Securities, (iv) change the currency or currencies in which any Senior Security is payable, (v) reduce the percentage of holders of Outstanding Senior Securities of any series required to consent to any modification, amendment or waiver under the Senior Indenture, or
(vi) change the provisions in the Senior Indenture that relate to its modification or amendment. (Section 902).

     We and the Trustee may amend the Senior Indenture in certain circumstances without the consent of the holders of Senior Securities in the event we merge with another person, to replace the Trustee, to effect modifications that do not affect any outstanding series of Senior Securities, and for certain other purposes.

     Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any Senior Securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company, provided that: (i) the successor is a person organized under U.S. law; (ii) the successor person, if not us, assumes our obligations on the Senior Securities and under the Senior Indenture; (iii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (iv) certain other conditions are met. (Section 801).

SUBORDINATED SECURITIES


     The Subordinated Securities will be direct, unsecured general obligations of the Company. The Subordinated Securities will be subordinate in right of payment to all Senior Indebtedness and, in certain circumstances described below relating to our dissolution, winding-up, liquidation or reorganization, to all Additional Senior Obligations. The Subordinated Indenture does not limit the amount of debt (including Senior Indebtedness) or Additional Senior Obligations which we may incur. As of June 30, 1998, Senior Indebtedness and Additional Senior Obligations (as defined below) of the Company aggregated approximately $12.1 billion.



     Unless otherwise specified in the prospectus supplement, the maturity of the Subordinated Securities will be subject to acceleration only upon our bankruptcy or reorganization. See "Defaults and Waivers" below.


     The holders of Subordinated Securities of a series that is specified to be convertible into Common Stock ("Subordinated Convertible Securities") will be entitled at certain times specified in the prospectus supplement to convert any Subordinated Convertible Securities of that series into Common Stock, at the conversion price set forth in the prospectus supplement.

     The holders of Subordinated Securities of any series may be obligated at maturity, or at any earlier time specified in the prospectus supplement, to exchange that series of Subordinated Securities for Capital Securities (as defined below). The terms of any such exchange and of the Capital Securities that will be issued upon such exchange will be described in the prospectus supplement. (Article Seventeen). "Capital Securities" may consist of our Common Stock, perpetual preferred stock or other capital securities of the Company acceptable to our primary Federal banking regulator. Currently, our primary Federal banking regulator is the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Whenever Subordinated Securities are exchangeable for Capital Securities, we will be obligated to deliver Capital Securities with a market value equal to the principal amount of those Subordinated Securities. In addition, we will unconditionally undertake, at our expense, to sell the Capital Securities in a sale (the "Secondary Offering") on behalf of any holders who elect to receive cash for the Capital Securities. The Common Stock is described below under "Description of Common Stock". A general description of our preferred stock is set forth below under "Description of Preferred Stock".

     Subordination. The Subordinated Securities will be subordinate in right of payment to all Senior Indebtedness and, under certain circumstances described below, to all Additional Senior Obligations.

     The Subordinated Indenture defines "Senior Indebtedness" to mean the principal of (and premium, if any) and interest on all indebtedness for money borrowed by us, whether outstanding on the date the Subordinated Indenture became effective or created, assumed or incurred after that date (including all indebtedness of another person for money borrowed that we guarantee). However, Senior Indebtedness does not include (A) Subordinated Securities issued under the Subordinated Indenture, (B) Antecedent Company Subordinated Indebtedness (as defined below), (C) Assumed MHC Subordinated Indebtedness (as defined below),
(D) Assumed Old Chase Subordinated Indebtedness (as defined below) and (E) other debt of ours which is expressly stated to have the same rank as the Subordinated Securities or to rank not senior to the Subordinated Securities (such other debt is referred to as "Other Subordinated Indebtedness").


     The Subordinated Indenture defines "Additional Senior Obligations" to mean all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts and similar arrange-ments, except for Senior Indebtedness and except for obligations which are expressly stated to have the same rank as or to be junior to the Subordinated Securities.


     At June 30, 1998, we had approximately $2.8 billion of Subordinated Securities issued and outstanding under the Subordinated Indenture and we had approximately $436 million of Other Subordinated Indebtedness outstanding that ranked equally with the Subordinated Securities.



     Antecedent Company Subordinated Indebtedness means all outstanding subordinated indebtedness of the Company issued prior to December 15, 1992 (other than Assumed MHC Subordinated Indebtedness and Assumed Old Chase Subordinated Indebtedness). At June 30, 1998, we had approximately $1.0 billion of Antecedent Company Subordinated Indebtedness outstanding.



     Assumed MHC Subordinated Indebtedness means all outstanding subordinated indebtedness of the Company which was assumed by us as a result of the merger of Manufacturers Hanover Corporation into the Company on December 31, 1991. At June 30, 1998, we had approximately $150 million of Assumed MHC Subordinated Indebtedness outstanding.



     Assumed Old Chase Subordinated Indebtedness means all outstanding subordinated indebtedness of heritage Chase which was assumed by us as a result of the merger of heritage Chase into the Company. At June 30, 1998, we had approximately $3.6 billion of Assumed Old Chase Subordinated Indebtedness outstanding.


     Under the Subordinated Indenture, no payment may be made on the Subordinated Securities and no exchange for Capital Securities may be made in the event:

     - we have failed to pay all amounts of principal (and premium, if any) and interest, if any, due on all Senior Indebtedness; or

     - there shall exist any event of default or any event which, with notice or lapse of time or both, would become such an event of default on any Senior Indebtedness.

     In addition, upon our dissolution, winding-up, liquidation or reorganization: (i) the holders of Senior Indebtedness will be paid the full amounts of principal (and premium, if any) and interest, if any, before any payment or distribution is made on the Subordinated Securities, and (ii) if, after such payments on the Senior Indebtedness have been made, (A) there are amounts available for payment on the Subordinated Securities and (B) creditors in respect of Additional Senior Obligations have not received their full payments, then amounts available for payment on the Subordinated Securities will first be used to pay in full all such Additional Senior Obligations before any payment will be made on the Subordinated Securities.

     No series of our subordinated securities will be subordinated to any of our other series of subordinated securities. However, Antecedent Company Subordinated Indebtedness is subordinated only to Senior Indebtedness; Subordinated Securities and Other Subordinated Indebtedness are subordinated to Senior Indebtedness and, in certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, to Additional Senior Obligations; Assumed MHC Subordinated Indebtedness is subordinated to Senior Indebtedness, Additional Senior Obligations and all of our other obligations to our creditors, except any obligation which is expressly stated to have the same rank as, or to rank not senior to, the Assumed MHC Subordinated Indebtedness; and Assumed Old Chase Subordinated Indebtedness is subordinated to Senior Indebtedness, Additional Senior Obligations and all of our other obligations to our creditors, except any obligation which is expressly stated to have the same rank as, or to rank junior to, the Assumed Old Chase Subordinated Indebtedness. As a result of the differences between the subordination provisions applicable to the Subordinated Securities, the Antecedent Company Subordinated Indebtedness, the Other Subordinated Indebtedness, the Assumed MHC Subordinated Indebtedness and the Assumed Old Chase Subordinated Indebtedness, in the event of our dissolution, winding-up, liquidation or reorganization, the holders of Subordinated Securities and Other Subordinated Indebtedness may receive less, ratably, than the holders of Antecedent Company Subordinated Indebtedness, but more, ratably, than the holders of Assumed MHC Subordinated Indebtedness and Assumed Old Chase Subordinated Indebtedness.

     Limitation on Disposition of Voting Stock of the Bank. Except as noted below, the Subordinated Indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of, or securities convertible into, or options, warrants or rights to purchase shares of, voting stock of the Bank. The Subordinated Indenture also does not prohibit the Bank from issuing any shares of, securities convertible into, or options, warrants or rights to purchase shares of, its voting stock. However, the Subordinated Indenture does contain a covenant, which is for the exclusive benefit of holders of the Antecedent Company Subordinated Indebtedness and which is subject to the provisions described below under "Consolidation, Merger and Sale of Assets", that we will not sell or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to purchase shares of, voting stock of the Bank, nor will we permit the Bank to issue any shares of, securities convertible into, or options, warrants or rights to purchase shares of, voting stock of the Bank. However, the covenant does not prohibit: (i) issuances or sales of directors' qualifying shares; (ii) issuances or sales of shares to us; (iii) sales or other dispositions or issuances for fair market value, as determined by our Board of Directors, so long as we would continue to own directly or indirectly not less than 80% of the issued and outstanding shares of the voting stock of the Bank; (iv) sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; and (v) sales of voting stock by the Bank to its shareholders if such sales do not reduce the percentage of shares of voting stock owned by us. (Section 5.07).

     Defaults and Waivers. The Subordinated Indenture defines an Event of Default with respect to any series of Subordinated Securities as (i) any one of certain events of bankruptcy or reorganization affecting the Company and (ii) any other Event of Default specified with respect to Subordinated Securities of that series. (Section 7.01). If an Event of Default occurs and is continuing with respect to any outstanding series of Subordinated Securities, the Trustee or the holders of at least 25% in aggregate principal amount of that outstanding series of Subordinated Securities may declare the principal (or, in the case of original issue discount Subordinated Securities, a specified amount of principal) of all Subordinated Securities of that series to be due and payable immediately in cash. Subject to certain conditions, any such declaration may be annulled, and certain past defaults may be waived, by the holders of not less than a majority in aggregate principal amount of the Subordinated Securities of that series. (Section 7.01). The right of the holders of Subordinated Securities of a series to demand payment in cash upon the occurrence and continuance of an Event of Default continues to exist so long as the Subordinated Securities of that series have not been exchanged or converted. Any such right to enforce such payment in cash would, in the event of the bankruptcy or reorganization of the Company, be subject to the broad equity powers of a Federal bankruptcy court and to its determination of the nature and status of the payment claims of the holders of the Subordinated Securities. Prior to any declaration of acceleration, the holders of a majority in aggregate principal amount of the applicable series of Subordinated Securities may waive any past default or Event of Default, except a payment default. (Section 7.07).

     Unless otherwise provided in the terms of a series of Subordinated Securities, there will be no right of acceleration of the payment of principal of the Subordinated Securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the Subordinated Securities or the Subordinated Indenture. In the event of a default in the payment of interest or principal (including a default in the delivery of any Capital Securities in exchange for Subordinated Securities) or in the performance of any covenant or agreement in the Subordinated Securities or the Subordinated Indenture, the Trustee may, subject to certain limitations and conditions, seek to enforce that payment (or delivery) or the performance of that covenant or agreement.

     The Subordinated Indenture requires the Trustee, within 90 days after the occurrence of a default with respect to the Subordinated Securities of any series, to give the holders of that series notice of all uncured defaults known to it (the term "default" being defined to include the events specified above without grace periods or notice). However, except in certain cases (involving the bankruptcy or reorganization of the Company, a payment default or a default in the obligation to deliver Capital Securities in exchange for Subordinated Securities), the Trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. (Section 7.08). We are required to furnish to the Trustee annually an officers' certificate as to the absence of defaults under the Subordinated Indenture. (Section 5.06).

     Other than the duties of the Trustee to act with the required standard of care during a default, the

Trustee is not obligated to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders of the Subordinated Securities, unless those holders shall have offered to the Trustee reasonable security or indemnity. Subject to that provision for security or indemnification, the holders of a majority in principal amount of the Subordinated Securities of any series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to the Subordinated Securities of that series. (Sections 7.07 and 8.02).

     Modification of the Subordinated Indenture. The Subordinated Indenture contains provisions permitting us and the Trustee to modify the Subordinated Indenture or the rights of the holders of the Subordinated Securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of the Subordinated Securities affected by the modification. However, no such modification may, without the consent of each holder of the Subordinated Security affected by the modification: (i) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Subordinated Security; (ii) reduce the principal amount of (or premium, if any) or interest, if any, on any Subordinated Security; (iii) reduce the portion of the principal amount of an original issue discount Subordinated Security payable upon acceleration of the maturity thereof; (iv) reduce any amount payable upon redemption of any Subordinated Security; (v) change the place or places where, or the currency in which, any Subordinated Security or any premium or the interest thereon is payable; (vi) change the definition of "Market Value"; (vii) impair the right of any holders of Subordinated Securities of any series to receive on any Exchange Date for Subordinated Securities of that series Capital Securities with a Market Value equal to that required by the terms of the Subordinated Securities; (viii) impair the conversion rights (if any) of any holders; (ix) impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Subordinated Security (including any right of redemption at the option of the holder of that Subordinated Security) or impair any rights to the delivery of Capital Securities in exchange for any Subordinated Security or to require the Company to sell Capital Securities in a Secondary Offering or to require the delivery of Common Stock, Debt Securities or other property upon conversion of Subordinated Securities; (x) reduce the above-stated percentage of Subordinated Securities of any series the consent of the holders of which is necessary to modify or amend the Subordinated Indenture or reduce the percentage of Subordinated Securities of any series the holders of which are required to waive any past default or Event of Default; or (xi) modify the foregoing requirements. (Section 11.02).

     The Subordinated Indenture permits us and the Trustee to amend the Subordinated Indenture in certain circumstances without the consent of the holders of Subordinated Securities in the event of the merger of the Company, the replacement of the Trustee, to effect modifications which do not affect any outstanding series of Subordinated Securities and for certain other purposes. (Section 11.01).

     Consolidation, Merger and Sale of Assets. We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets as an entirety to any other corporation, unless (i) we are the continuing corporation or the successor corporation expressly assumes the payment of the principal of (including issuance and delivery of Capital Securities) and premium, if any, and interest, if any, on the Subordinated Securities and the performance and observance of all the covenants and conditions of the Subordinated Indenture binding upon us, and (ii) we or the successor corporation shall not, immediately after such merger or consolidation or such sale or conveyance, be in default in the performance of any such covenant or condition. (Article Twelve).

PERMANENT GLOBAL DEBT SECURITIES

     Certain series of the Debt Securities may be issued as permanent global Debt Securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to Debt Securities issued in permanent global form and for which The Depositary Trust Company ("DTC") acts as depositary (the "Global Debt Securities").

     Each Global Debt Security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, Global Debt Securities are not exchangeable for definitive certificated Debt Securities.

     Ownership of beneficial interests in a Global Debt Security is limited to institutions that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a Global Debt Security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a Global Debt Security. Ownership of beneficial interests in a Global Debt Security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the Debt Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Debt Security.

     We have been advised by DTC that upon the issuance of a Global Debt Security and the deposit of that Global Debt Security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that Global Debt Security to the accounts of its participants.


     Payment of principal of, and interest on, Debt Securities represented by a Global Debt Security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Debt Security representing those Debt Securities. We have been advised by DTC that upon receipt of any payment of principal of, or interest on, a Global Debt Security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Debt Security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Debt Security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.



     Neither we, the Trustees nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent Global Debt Security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.


     A Global Debt Security is exchangeable for definitive Debt Securities registered in the name of, and a transfer of a Global Debt Security may be registered to, any person other than DTC or its nominee, only if:


          (a) DTC notifies us that it is unwilling or unable to continue as depositary for that Global Debt Security or at any time DTC ceases to be registered under the Exchange Act;


          (b) we determine in our discretion that the Global Debt Security shall be exchangeable for definitive Debt Securities in registered form; or

          (c) there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default under the Debt Securities.


     Any Global Debt Security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Debt Security, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Debt Security. Any principal and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the corporate trust office of the Bank in the Borough of Manhattan, The City of New York, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities.


     Except as provided above, owners of the beneficial interests in a Global Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of Debt Securities for any purpose under the Indentures. No Global Debt Security shall be exchangeable except for another Global Debt Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Debt Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Debt Security or the Indentures.


     The Company understands that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a Global Debt Security desires to give or take any action that a holder is entitled to give or take under the Debt Securities or the Indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.


     DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.


INFORMATION CONCERNING THE TRUSTEES

     We, the Bank and certain other of our subsidiaries maintain deposits with, and conduct other banking transactions with, the Trustees under each of the Indentures in the ordinary course of business.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL


     Our Restated Certificate of Incorporation (the "Charter") authorizes our Board of Directors or a committee of our Board of Directors (the "Board of Directors") to cause preferred stock to be issued in one or more series, without stockholder action. The Board of Directors is authorized to issue up to 200,000,000 shares of preferred stock, $1 par value per share ("preferred stock"), and can determine the number of shares of each series, and the rights, preference and limitations of each series. We may amend the Charter to increase the number of authorized shares of preferred stock in a manner permitted by the Charter and the Delaware General Corporation Law ("DGCL"). As of the date of this prospectus, we have seven series of preferred stock outstanding, which are described below under "Outstanding Preferred Stock".



     Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears (as described below under "Voting Rights"), that series may then be deemed a "class of voting securities." In that case, a holder of 25% or more of the series (or a holder of 5% or more if that holder would also be considered to exercise a "controlling influence" over the Company) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (i) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.


     The particular terms of any series of preferred stock being offered by us under this shelf registration (the "Preferred Stock") will be described in the prospectus supplement relating to that series of Preferred Stock. Those terms may include:

     - the number of shares of the series of Preferred Stock being offered;
     - the title and liquidation preference per share of that series of the Preferred Stock;
     - the purchase price of the Preferred Stock;
     - the dividend rate (or method for determining such rates);
     - the dates on which dividends will be paid;
     - whether dividends on that series of Preferred Stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;
     - any redemption or sinking fund provisions applicable to that series of Preferred Stock;
     - any conversion provisions applicable to that series of Preferred Stock;
     - whether the Company has elected to offer Depositary Shares with respect to that series of Preferred Stock;
     - any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of Preferred Stock.

     If the terms of any series of Preferred Stock being offered differ from the terms set forth below, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Designations relating to the series of the Preferred Stock for the complete terms of that Preferred Stock. That Certificate of Designations will be filed with the SEC promptly after the offering of the Preferred Stock.


     The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, in the event we liquidate, dissolve or wind-up our business, each series of Preferred Stock will have the same rank as to dividends and distributions as our currently outstanding preferred stock and each other series of the Preferred Stock we may issue in the future. The Preferred Stock will have no preemptive rights.


DIVIDEND RIGHTS

     Holders of Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on the stock books of the Company (or, if applicable, the records of the Depositary referred to below under "Depositary Shares") on record dates determined by the Board of Directors. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the Board of Directors fails to declare a dividend on any series of Preferred Stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.


     No full dividends will be declared or paid on any series of Preferred Stock, unless full dividends for the dividend period commencing after the immediately preceding dividend payment date (and cumulative dividends still owing, if any) have been or contemporaneously are declared and paid on all other series of Preferred Stock which have the same rank as, or rank senior to, that Preferred Stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of Preferred Stock and on each other series of preferred stock having the same rank as, or ranking senior to, that series of Preferred Stock will in all cases bear to each other the same ratio that accrued dividends per share on that series of Preferred Stock and the other preferred stock bear to each other. In addition, generally, unless full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of Preferred Stock have been paid, no dividends will be declared or paid on the Common Stock and generally we may not redeem or purchase any Common Stock. No interest, or sum of money in lieu of interest, will be paid in connection with any dividend payment or payments which may be in arrears.

The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

RIGHTS UPON LIQUIDATION

     In the event we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, the holders of each series of Preferred Stock will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to each series of Preferred Stock, plus an amount equal to accrued and unpaid dividends, if any, before any distribution of assets is made to the holders of Common Stock. If the amounts payable with respect to Preferred Stock of any series and any stock having the same rank as that series of Preferred Stock are not paid in full, the holders of Preferred Stock and of such other stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of Preferred Stock and any stock having the same rank as the Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.

REDEMPTION

     Any series of Preferred Stock may be redeemable, in whole or in part, at our option. In addition, any series of Preferred Stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of Preferred Stock, including the redemption dates and the redemption prices for that series, will be set forth in the prospectus supplement.

     If a series of Preferred Stock is subject to mandatory redemption, the prospectus supplement will specify the year we can begin to redeem shares of the Preferred Stock, the number of shares of the Preferred Stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or in cash that we have received specifically from the sale of our capital stock, as specified in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of Preferred Stock may also provide that, if no such capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of Preferred Stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.

     If fewer than all the outstanding shares of any series of Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of Preferred Stock called for redemption and all rights of the holders of those shares (except the right to receive the redemption price) will cease.

     In the event that full dividends, including accrued but unpaid dividends, if any, have not been paid on any series of Preferred Stock, we may not redeem that series in part and we may not purchase or acquire any shares of that series of Preferred Stock, except by an offer made on the same terms to all holders of that series of Preferred Stock.

CONVERSION RIGHTS

     The prospectus supplement will state the terms, if any, on which shares of a series of Preferred Stock are convertible into shares of Common Stock or another series of our preferred stock. As described under "Redemption" above, under certain circumstances, Preferred Stock may be mandatorily converted into Common Stock or another series of our preferred stock.

VOTING RIGHTS


     Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of Preferred Stock will not be entitled to vote. Except as indicated in the prospectus supplement, in the event we issue full shares of any series of Preferred Stock, each share will be entitled to one vote on matters on which holders of that series of Preferred Stock are entitled to vote. However, as more fully described below under "Depositary Shares", if we issue Depositary Shares representing a fraction of a share of a series of Preferred Stock, each Depositary Share will, in effect, be entitled to that fraction of a vote, rather than a full vote. Because each full share of any series of Preferred Stock will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of Preferred Stock.


     If, at the time of any annual meeting of our stockholders, the equivalent of six quarterly dividends payable on any series of Preferred Stock is in default, the number of directors constituting our Board of Directors will be increased by two and the holders of all outstanding series of preferred stock, voting together as a single class, will be entitled to elect those additional two directors at that annual meeting. Each director elected by the holders of shares of the outstanding preferred stock will continue to serve as director for the full term for which he or she shall have been elected, even if prior to the end of that term we have paid in full the amount of dividends that had been in arrears. For purposes of this paragraph "default" means that accrued and unpaid dividends on the applicable series shall be equal to or greater than the equivalent of six quarterly dividends.


     Unless otherwise specified in the prospectus supplement, the terms of each series of Preferred Stock will state that the approval of at least two-thirds of the outstanding shares of preferred stock will be required to (a) create any class or series of stock having a preference over any outstanding series of preferred stock or (b) change the provisions of the Charter in a manner that would adversely affect the voting powers or other rights of the holders of a series of preferred stock. The terms of the Preferred Stock will also state that if the amendment will not adversely affect all series of outstanding preferred stock, then the amendment will only need to be approved by holders of at least two-thirds of the shares of the series of preferred stock adversely affected.

OUTSTANDING PREFERRED STOCK

     As of the date of this prospectus, we have eight series of preferred stock issued and outstanding, as described in the following table:


                                  STATED VALUE AND                   OUTSTANDING AT    EARLIEST    RATE IN EFFECT AT
                                  REDEMPTION PRICE                      JUNE 30,      REDEMPTION       JUNE 30,
                                    PER SHARE(a)        SHARES            1998           DATE            1998
                                  ----------------   -------------   --------------   ----------   -----------------
                                                     (IN MILLIONS)   (IN MILLIONS)

10.50% Cumulative...............      $ 25.00             5.6             $140         9/30/1998(b)      10.500%
Adjustable Rate, Series L
  Cumulative....................       100.00             2.0              200         6/30/1999         5.040(c)
Adjustable Rate, Series N
  Cumulative....................        25.00             9.1              228         6/30/1999         5.100(c)
9.76% Cumulative................        25.00             4.0              100         9/30/1999         9.760
10.96% Cumulative...............        25.00             4.0              100         6/30/2000        10.960
10.84% Cumulative...............        25.00             8.0              200         6/30/2001        10.840
Fixed/Adjustable Rate
  Noncumulative.................        50.00             4.0              200         6/30/2003          4.96(d)


---------------
(a) Redemption price is price indicated in table, plus accrued but unpaid dividends, if any.

(b) This series will be redeemed on September 30, 1998.


(c) Floating rates are based on certain money market rates. The minimum and maximum rates are 4.50% and 10.50%, respectively, for each of Adjustable Rate, Series L Cumulative Preferred Stock and the Adjustable Rate, Series N Cumulative Preferred Stock.


(d) Dividends on this series for dividend periods commencing on or after July 1, 2003 will be at a floating rate based on certain money market rates (but subject to a minimum rate of 5.46% and a maximum rate of 11.46%). The amount of dividends payable may be adjusted, and the stock may be redeemed earlier than June 30, 2003 in the event of certain amendments to the Internal Revenue Code of 1986, as amended, relating to the dividends received deduction.


     Ranking. All the outstanding series of preferred stock have the same rank. All the outstanding series of preferred stock have preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution.

     Dividends. Dividends payable on each series of outstanding preferred stock are payable quarterly, when and as declared by the Board of Directors, on each March 31, June 30, September 30 and December 31. Dividends on all the outstanding preferred stock, other than the Fixed/Adjustable Rate Noncumulative Preferred Stock, are cumulative. If we fail to declare a dividend on the Fixed/Adjustable Noncumulative Preferred Stock for any dividend period, holders of that series will have no right to receive a dividend for that dividend period, whether or not we declare dividends on that series for any future dividend periods.


     Rights Upon Liquidation; Redemption. In the event of our liquidation, dissolution or winding-up, the holders of each outstanding series of preferred stock will be entitled to receive liquidating distributions, in the amount set forth opposite such series in the table above, plus accrued and unpaid dividends, if any, before any distribution of our assets is made to the holders of our Common Stock. Each of the outstanding series of preferred stock is redeemable at our option at a redemption price equal to the redemption price set forth opposite that series in the table above, plus accrued but unpaid dividends, if any. In addition, the shares of the Fixed/Adjustable Rate Noncumulative Preferred Stock may be redeemed earlier than June 30, 2003 in the event of certain amendments to the Internal Revenue Code of 1986, as amended, relating to the dividends received deduction.



     Voting Rights. All currently outstanding series of preferred stock provide that if, at the time of any annual meeting of our stockholders, the equivalent of six quarterly dividends payable on any series of outstanding preferred stock is in default, the number of directors constituting our Board of Directors will be increased by two and the holders of all the outstanding preferred stock, voting together as a single class, will be entitled to elect those additional two directors at that annual meeting. Each director elected by the holders of shares of the outstanding preferred stock will continue to serve as director for the full term for which he or she shall have been elected, even if prior to the end of that term we have paid in full the amount of dividends that had been in arrears. For purposes of this paragraph, "default" means that accrued and unpaid dividends on the applicable series shall be equal to or greater than the equivalent of six quarterly dividends.



     Each series of the outstanding preferred stock other than the 10.96% Cumulative Preferred Stock and Adjustable Rate, Series L Cumulative Preferred Stock provides (and, unless otherwise specified in the prospectus supplement, each series of Preferred Stock issued after the date of this prospectus will provide) that the affirmative vote of the holders of at least two-thirds of the shares of all outstanding series of preferred stock, voting together as a single class without regard to series, will be required to:


     - create any class or series of stock having a preference over any outstanding series of preferred stock; or

     - alter or change the provisions of our Charter in a manner that would adversely affect the voting powers or other rights of the holders of a series of preferred stock.


     The 10.96% Cumulative Preferred Stock and Adjustable Rate, Series L Cumulative Preferred Stock each provide as follows:


     - the consent of holders of at least two-thirds of the outstanding shares of the particular series, voting as a separate class, is required for any amendment of the Charter that would adversely affect the powers, preferences, privileges or rights of that series; and

     - the consent of the holders of at least two-thirds of the voting power of that series and each other series of preferred stock having the same rank, voting together as a single class without regard to series, is required to create, authorize, issue, or reclassify any stock into, any additional class or series of stock ranking prior to that series as to dividends or upon liquidation, or any other security or obligation convertible into or exercisable for any such prior-ranking stock.

     Miscellaneous. No series of outstanding preferred stock is convertible into shares of our Common Stock or other of our securities. No series of outstanding preferred stock is subject to preemptive rights.

TRANSFER AGENT AND REGISTRAR

     ChaseMellon Shareholder Services, L.L.C. will be the transfer agent, registrar and dividend disbursement agent for the Preferred Stock and any Depositary Shares (see the description of Depositary Shares below). The registrar for the Preferred Stock will send notices to the holders of the Preferred Stock of any meetings at which such holders will have the right to elect directors or to vote on any other matter.

DEPOSITARY SHARES

     General. We may, at our option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. If we do, we will issue to the public receipts for Depositary Shares, and each of these Depositary Shares will represent a fraction (to be set forth in the prospectus supplement) of a share of a particular series of Preferred Stock.


     The shares of any series of Preferred Stock underlying the Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between us and a bank or trust company selected by us (the "Depositary"). The Depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in shares of Preferred Stock underlying that Depositary Share, to all the rights and preferences of the Preferred Stock underlying that Depositary Share. Those rights include dividend, voting, redemption, conversion and liquidation rights.


     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be issued to those persons who purchase the fractional interests in the Preferred Stock underlying the Depositary Shares, in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement. The following summary of the Deposit Agreement, the Depositary Shares and the Depositary Receipts is not complete. You should refer to the forms of the Deposit Agreement and Depositary

Receipts that are filed as exhibits to the Registration Statement.

     Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to that Preferred Stock in proportion to the number of Depositary Shares owned by those holders.

     If there is a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares that are entitled to receive the distribution, unless the Depositary determines that it is not feasible to make the distribution. If this occurs, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

     Redemption of Depositary Shares. If a series of Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of that series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the Preferred Stock. Whenever we redeem shares of Preferred Stock that are held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as determined by the Depositary.

     After the date fixed for redemption, the Depositary Shares called for redemption will no longer be outstanding, and all rights of the holders of those Depositary Shares will cease, except the right to receive any money, securities, or other property upon surrender to the Depositary of the Depositary Receipts evidencing those Depositary Shares.

     Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of Preferred Stock are entitled to vote, the Depositary will mail the information contained in the notice of meeting to the record holders of the Depositary Shares underlying that Preferred Stock. Each record holder of those Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock underlying that holder's Depositary Shares. The Depositary will try, as far as practicable, to vote the number of shares of Preferred Stock underlying those Depositary Shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will not vote the shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares underlying the Preferred Stock.

     Amendment and Termination of the Depositary Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may be amended at any time by agreement between us and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless the amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by us or by the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution of the underlying Preferred Stock in connection with our liquidation, dissolution or winding up and the Preferred Stock has been distributed to the holders of Depositary Receipts.

     Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of Preferred Stock upon surrender of Depositary Receipts, as are expressly provided in the Deposit Agreement to be for their accounts.

     Resignation and Removal of Depositary. The Depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the Depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of its appointment. The successor Depositary must be ap-pointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


     Miscellaneous. The Depositary will forward to holders of Depository Receipts all reports and communications from us that we deliver to the Depositary and that we are required to furnish to the holders of the Preferred Stock.


     Neither we nor the Depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the Deposit Agreement. Our obligations and those of the Depositary will be limited to the performance in good faith of our respective duties under the Deposit Agreement. Neither we nor the Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. We and the Depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

PERMANENT GLOBAL PREFERRED SECURITIES

     Certain series of the Preferred Stock or Depositary Shares may be issued as permanent global securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to Preferred Stock or Depositary Receipts issued in permanent global form and for which DTC acts as the depositary ("Global Preferred Securities").

     Each Global Preferred Security will be deposited with, or on behalf of, DTC or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, Global Preferred Securities are not exchangeable for definitive certificated Preferred Stock or Depositary Receipts.

     Ownership of beneficial interests in a Global Preferred Security is limited to institutions that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a Global Preferred Security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a Global Preferred Security. Ownership of beneficial interests in a Global Preferred Security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the Preferred Stock or Depositary Shares, as the case may be, represented by a Global Preferred Security. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     We have been advised by DTC that upon the issuance of a Global Preferred Security and the deposit of that Global Preferred Security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that Global Preferred Security to the accounts of its participants.


     Payments on Preferred Stock and Depositary Shares represented by a Global Preferred Security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Preferred Security representing the Preferred Stock or Depositary Shares. We have been advised by DTC that upon receipt of any payment on a Global Preferred Security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in that Global Preferred Security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Preferred Security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither we nor any of our agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of beneficial interests in a Global Preferred Security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

     A Global Preferred Security is exchangeable for definitive certificated Preferred Stock or Depositary Receipts, as the case may be, registered in the name of, and a transfer of a Global Preferred Security may be registered to, a person other than DTC or its nominee, only if:


          (a) DTC notifies us that it is unwilling or unable to continue as Depositary for the Global Preferred Security or at any time DTC ceases to be registered under the Exchange Act; or



          (b) We determine in our discretion that the Global Preferred Security shall be exchangeable for definitive Preferred Stock or Depositary Receipts, as the case may be, in registered form.


     Any Global Preferred Security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive certificated Preferred Stock or Depositary Receipts, as the case may be, registered by the registrar in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in that Global Preferred Security.


     Except as provided above, owners of the beneficial interests in a Global Preferred Security will not be entitled to receive physical delivery of certificates representing shares of Preferred Stock or Depositary Shares, as the case may be, and will not be considered the holders of Preferred Stock or Depositary Shares, as the case may be. No Global Preferred Security shall be exchangeable except for another Global Preferred Security to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Preferred Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of Preferred Stock or Depositary Shares, as the case may be.


     The Company understands that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a Global Preferred Security desires to give or take any action that a holder of Preferred Stock or Depositary Shares, as the case may be, is entitled to give or take, DTC would authorize the participants holding the relevant beneficial interests to give or take that action and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

     A brief description of DTC is set forth above under "Permanent Global Debt Securities."

                          DESCRIPTION OF COMMON STOCK


     As of the date of this prospectus, we are authorized to issue up to 1,500,000,000 shares of Common Stock. As of June 30, 1998, we had 881,534,410
shares of Common Stock issued (including 28,620,557 shares held in treasury) and had reserved approximately 148,209,447 shares of Common Stock for issuance under various employee or director incentive, compensation and option plans.


     The following summary is not complete. You should refer to the applicable provisions of the Charter, including the Certificates of Designations pursuant to which the outstanding series of preferred stock were issued, and to the DGCL for a complete statement of the terms and rights of the Common Stock.

     Dividends. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available for their payment (subject to the rights of holders of the preferred stock).


     Voting Rights. Each holder of Common Stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the Certificate of Designations creating that series, all voting rights are vested in the holders of shares of Common Stock. Holders of shares of Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

     Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock have received their liquidation preferences in full.

     Miscellaneous. The issued and outstanding shares of Common Stock are fully paid and nonassessable. Holders of shares of Common Stock are not entitled to preemptive rights. Shares of Common Stock are not convertible into shares of any other class of capital stock. ChaseMellon Shareholder Services, L.L.C. is the transfer agent, registrar and dividend disbursement agent for the Common Stock.

                       DESCRIPTION OF SECURITIES WARRANTS

     We may issue Securities Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Securities Warrants may be issued independently or together with Debt Securities, Preferred Stock or Common Stock and may be attached to or separate from any offered securities. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between us and the Bank or another bank or trust company, as warrant agent (the "Securities Warrant Agent"). The Securities Warrant Agent will act solely as our agent in connection with the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders or beneficial owners of Securities Warrants. This summary of certain provisions of the Securities Warrants and the Securities Warrant Agreement is not complete. You should refer to the Securities Warrant Agreement, including the forms of Securities Warrant Certificate representing the Securities Warrants, relating to the specific Securities Warrants being offered for the complete terms of the Securities Warrant Agreement and the Securities Warrants. That Securities Warrant Agreement, together with the terms of Securities Warrant Certificate and Securities Warrants, will be filed with the SEC promptly after the offering of the specific Securities Warrants.


     Each Securities Warrant will entitle the holder to purchase the principal amount of Debt Securities or the number of shares of Preferred Stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in the prospectus supplement. After the close of business on the expiration date of the Securities Warrant, unexercised Securities Warrants will become void. The place or places where, and the manner in which, Securities Warrants may be exercised shall be specified in the prospectus supplement.


     Prior to the exercise of any Securities Warrants to purchase Debt Securities, Preferred Stock or Common Stock, holders of the Securities Warrants will not have any of the rights of holders of the Debt Securities, Preferred Stock or Common Stock, as the case may be, purchasable upon such exercise, including, (i) in the case of Securities Warrants for the purchase of Debt Securities, the right to receive payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or (ii) in the case of Securities Warrants for the purchase of Preferred Stock or Common Stock, the right to receive payments of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

                        DESCRIPTION OF CURRENCY WARRANTS


     The following description of the terms of the Currency Warrants sets forth certain general terms and provisions of the Currency Warrants that we may offer. The particular terms of the Currency Warrants and the extent, if any, to which general provisions described below do not apply to the Currency Warrants offered, will be described in the prospectus supplement. The following summary is not complete. You should refer to the Currency Warrants and the Currency Warrant Agreement relating to the specific Currency Warrants being offered for the complete terms of those Currency Warrants. The Currency Warrant and Currency Warrant Agreement will be filed with the SEC promptly after the offering of the specific Currency Warrants.


     Each issue of Currency Warrants will be issued under a warrant agreement (each, a "Currency

Warrant Agreement") to be entered into between us and the Bank or another bank or trust company, as warrant agent (the "Currency Warrant Agent"). The Currency Warrant Agent will act solely as our agent under the applicable Currency Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any holders of Currency Warrants.

     We may issue Currency Warrants either in the form of (i) currency put warrants, entitling the holders to receive from us the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or composite currency (the "Designated Currency") for a specified amount of U.S. dollars (each, a "Currency Put Warrant"), or (ii) currency call warrants, entitling the holders to receive from us the cash settlement value in U.S. dollars of the right to purchase a specified amount of a Designated Currency for a specified amount of U.S. dollars (each, a "Currency Call Warrant").


     Prospective purchasers of Currency Warrants should be aware of special United States Federal income tax considerations applicable to instruments such as the Currency Warrants. The prospectus supplement relating to each issue of Currency Warrants will describe those tax considerations.



     Unless otherwise specified in the applicable prospectus supplement, the Currency Warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing Currency Warrants. A holder's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the holder's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of that brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling holder's brokerage firm.


     Each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of that issue of Currency Warrants. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, the applicable national securities exchange, the expiration date for such Currency Warrants will be the date the delisting or trading suspension becomes effective, and Currency Warrants not previously exercised will be deemed automatically exercised on that expiration date. The applicable Currency Warrant Agreement will contain a covenant from us that we will not seek delisting of the Currency Warrants, or suspension of their trading, on the applicable national securities exchange unless we have concurrently arranged for listing on another national securities exchange.


     Currency Warrants involve a high degree of risk, including risks arising from fluctuations in the price of the underlying currency, foreign exchange risks and the risk that the Currency Warrants will expire worthless. Further, the cash settlement value of Currency Warrants at any time prior to exercise or expiration may be less than the trading value of the Currency Warrants. The trading value of the Currency Warrants will fluctuate because that value is dependent, at any time, on a number of factors, including the time remaining to exercise the Currency Warrants, the relationship between the exercise price of the Currency Warrants and the price of the Designated Currency, and the exchange rate associated with the Designated Currency. Because Currency Warrants are unsecured obligations of the Company, changes in our perceived creditworthiness may also be expected to affect the trading prices of Currency Warrants. Finally, the amount of actual cash settlement of a Currency Warrant may vary as a result of fluctuations in the price of the Designated Currency between the time instructions are given to exercise the Currency Warrant and the time the exercise is actually effected.



     Prospective purchasers should be prepared to sustain a loss of some or all of the purchase price of their Currency Warrants. Prospective purchasers of Currency Warrants should be experienced with respect to options and option transactions and should reach an investment decision only after careful consideration with their advisers of the suitability of the Currency Warrants in light of their particular financial circumstances, the information set forth under "Risk Factors" in the prospectus supplement relating to the particular issue of Currency Warrants and to the other information regarding the Currency Warrants and the Designated Currency set forth in this prospectus and the prospectus supplement.


                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities, Preferred Stock, Depositary Shares, Common

Stock, Securities Warrants or Currency Warrants (together referred to as the "Offered Securities") (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The applicable prospectus supplement will set forth the terms of the offering of any Offered Securities.

     If underwriters are utilized in the sale of the Offered Securities, we will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all the Offered Securities if any are purchased. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If underwriters are utilized in the sale of any Offered Securities, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the Offered Securities.

     If a dealer is utilized directly by us, we will sell the Offered Securities to the dealer, as principal. The dealer may then resell the Offered Securities to the public at varying prices to be determined by the dealer at the time of resale.


     Offered Securities may also be offered and sold through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.


     Underwriters, dealers or agents participating in the distribution of Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Under agreements which may be entered into by us, underwriters, dealers or agents who participate in the distribution of Offered Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make.

     The Offered Securities may be sold either at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

     Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us, the Bank, Chase USA, Chase Texas or CSI or certain of our other subsidiaries in the ordinary course of business.

     Offers to purchase Offered Securities may be solicited directly by us. Except as set forth in the applicable prospectus supplement, none of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with direct sales by us of the Offered Securities. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.


     Under Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), when an NASD member, such as CSI, participates in the distribution of an affiliated company's securities, the offering must be conducted in accordance with the applicable provisions of
Section 2720. CSI is considered to be an "affiliate" (as such term is defined in Section 2720) of ours by virtue of the fact that we own all of the outstanding equity securities of CSI. The offer and sale of any Offered Securities by CSI or any other qualified affiliate of ours will comply with the requirements of
Section 2720 regarding the underwriting of securities of affiliates and with any restrictions that may be imposed on CSI or such other affiliate of ours by the Federal Reserve Board.


     This prospectus and the related prospectus supplement may be used by direct or indirect wholly-owned subsidiaries of ours, including CSI, in connection with offers and sales related to secondary market transactions in the Offered Securities. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

     We may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase Offered Securities pursuant to Delayed Delivery Contracts (each a "Contract") providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which Contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any Contract will not be subject to any conditions except that any related sale of Offered Securities to underwriters shall have occurred and the purchase by an institution of the Offered Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

                                    EXPERTS


     The audited financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.


                                 LEGAL OPINIONS

     The validity of the Offered Securities will be passed upon for us by Simpson Thacher & Bartlett, New York, New York, and for any underwriters by Cravath, Swaine & Moore, New York, New York. Cravath, Swaine & Moore acts as legal counsel to us and our subsidiaries in a substantial number of matters on a regular basis.

                             [CHASE MANHATTAN LOGO]

                        THE CHASE MANHATTAN CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                    WARRANTS

     This Prospectus may be used by subsidiaries of The Chase Manhattan Corporation, including Chase Securities Inc., in connection with offers and sales in the secondary market of senior or subordinated debt securities or preferred stock of The Chase Manhattan Corporation or warrants to purchase such debt securities or preferred stock. These subsidiaries may act as principal or agent and sales made by them will be made at prices related to market prices at the time of sale.

     Of the series of debt securities issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following are listed on the New York Stock Exchange and have the following ticker symbols:

DEBT SECURITIES                                               TICKER SYMBOL
---------------                                               -------------
7 3/4% Subordinated Notes Due 1999..........................      CMBOY
8% Subordinated Notes Due 1999..............................       CMBO
7 1/2% Subordinated Notes Due 2003..........................       CMBS
Floating Rate Subordinated Notes Due 2003...................      CMBSX
Floating Rate Subordinated Notes Due August 1, 2003.........      CMBSY
7 7/8% Subordinated Notes Due 2004..........................      CMBTX
8% Subordinated Notes Due 2004..............................       CMBT
6 1/2% Subordinated Notes Due 2005..........................       CMBU
6 1/4% Subordinated Notes Due 2006..........................       CMBV
6 1/8% Subordinated Notes Due 2008..........................      CMBAX
6 3/4% Subordinated Notes Due 2008..........................      CMBAA
6 1/2% Subordinated Notes Due 2009..........................      CMBBB


     Of the series of preferred stock or depositary shares issued and outstanding as of the date of this prospectus that may be offered by use of this prospectus, the following are listed on the New York Stock Exchange and have the following ticker symbols:



PREFERRED STOCK                                               TICKER SYMBOL
---------------                                               -------------
10 1/2% Cumulative Preferred Stock..........................     CMBPRA
9.76% Cumulative Preferred Stock............................     CMBPRB
10.84% Cumulative Preferred Stock...........................     CMBPRC
10.96% Cumulative Preferred Stock...........................     CMBPRG
Adjustable Rate Cumulative Preferred Stock, Series L........     CMBPRL
Adjustable Rate Cumulative Preferred Stock, Series N........     CMBPRN


     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE AN OFFER OR SALE IS NOT PERMITTED.

                   This prospectus is dated           , 1998.

                            WHERE YOU CAN FIND MORE
                         INFORMATION ABOUT THE COMPANY

     The Chase Manhattan Corporation (the "Company", which may be referred to as "we" or "us") files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed;

     (a) Annual Report on Form 10-K for the year ended December 31, 1997;


     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;



     (c) Current Reports on Form 8-K filed on January 21, 1998, January 28, 1998, March 17, 1998, April 24, 1998, May 20, 1998, June 15, 1998, July 24, 1998
and July 30, 1998;


     (d) The descriptions of our Common Stock and Preferred Stock contained in our Registration Statements filed under Section 12 of the Securities Exchange Act of 1934.

     You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

     Office of the Secretary
     The Chase Manhattan Corporation
     270 Park Avenue
     New York, NY 10017
     212-270-4040

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                        THE CHASE MANHATTAN CORPORATION

GENERAL


     The Company is a bank holding company registered under the Bank Holding Company Act of 1956. We were organized as a Delaware corporation in 1968. As of June 30, 1998, we were the largest banking institution in the United States, with $367 billion in assets and $23 billion in stockholders' equity.


     We conduct domestic and international financial services businesses through various bank and non-bank subsidiaries. Our principal bank subsidiaries are The Chase Manhattan Bank, a New York banking corporation (the "Bank"), Chase Manhattan Bank USA, National Association, headquartered in Delaware ("Chase USA"), and Chase Bank of Texas, National Association, headquartered in Texas ("Chase Texas"). Our principal non-bank subsidiary is Chase Securities Inc. ("CSI"), which is engaged in securities underwriting and dealing activities.

     On March 31, 1996, The Chase Manhattan Corporation ("heritage Chase") merged into Chemical Banking Corporation, which changed its name to "The Chase Manhattan Corporation." The merger was accounted for as a pooling-of-interests. Therefore, the information presented in this prospectus and the other documents we file with the SEC are stated on a combined basis as if the merger had been in effect for all periods presented.

BUSINESS

     Our activities are internally organized, for operating purposes, into three major business franchises. A brief description of these business franchises is presented below.

  Global Banking

     Global Banking provides financing, advisory, sales and trading, trade finance, asset management and private banking services. Clients include corporations, institutions, governments and wealthy individuals located around the world. Global Banking operates in more than 50 countries, including major operations in all key international financial centers. Chase Texas (other than its consumer and global services businesses) is also included in Global Banking.

  Chase Technology Solutions

     Chase Technology Solutions combines the Company's global services businesses, information technology and operations and electronic commerce initiatives into a single group. Global services is a leading provider of information and transaction services globally and includes custody, cash management, trust and other fiduciary services.

  National Consumer Services


     National Consumer Services included, as of June 30, 1998, the fourth-largest bank credit card issuer in the U.S., the third-largest originator and servicer of residential mortgages in the U.S., and a leading provider of auto financing and other consumer lending products. The Company and its subsidiaries maintain a leading market share position in the New York metropolitan tri-state area in serving the financial needs of consumers. We offer customers convenient access to financial services by telephone, personal computer and the internet and have the most branches and automated teller machines in the New York metropolitan tri-state area. National Consumer Services also has a small international consumer presence.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

     The consolidated ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:


                                       SIX MONTHS
                                         ENDED
                                        JUNE 30,           YEAR ENDED DECEMBER 31,
                                      ------------   ------------------------------------
                                          1998       1997    1996    1995    1994    1993
                                          ----       ----    ----    ----    ----    ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits....      1.78       1.82    1.66    1.90    1.86    1.62
  Including Interest on Deposits....      1.39       1.43    1.32    1.41    1.42    1.31
Earnings to Combined Fixed Charges
  and Preferred Stock Dividend
  Requirements:
  Excluding Interest on Deposits....      1.75       1.77    1.60    1.82    1.76    1.52
  Including Interest on Deposits....      1.38       1.41    1.30    1.38    1.38    1.27


     For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                             DESCRIPTION OF COMPANY
                                DEBT SECURITIES


     The Company (which includes Chemical Banking Corporation prior to its merger with heritage Chase) has issued debt securities (the "Company Debt Securities") from time to time, including senior debt securities (the "Company Senior Securities") and subordinated debt securities (the "Company Subordinated Securities"). The following summary of certain provisions of the Company Debt Securities and the indentures under which they were issued (the "Company Indentures") is not complete. You should refer to the Company Indentures, copies of which are exhibits to the registration statement of which this prospectus is a part (Registration Statement File No. 333-56573; the "Registration Statement"). Section references below are to the section in the applicable Company Indenture. Capitalized terms have the meanings assigned to them in the applicable Company Indenture. The referenced sections of the Company Indentures and the definitions of capitalized terms are incorporated by reference.


GENERAL


     The Company Senior Securities have been issued under an Indenture, dated as of December 1, 1989, as amended (the "Company Senior Indenture"), between the Company and Bankers Trust Company, as Trustee (the "Company Senior Trustee"). The Company Subordinated Securities have been issued under an Indenture, dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as further amended (the "Company Subordinated Indenture"), between the Company and U.S. Bank Trust National Association, as Trustee (the "Company Subordinated Trustee"). The Company Debt Securities may be offered together with warrants to purchase the Company Debt Securities (the "Debt Warrants"), warrants to purchase shares of common stock (the "Common Stock Warrants"), warrants to purchase shares of preferred stock (the "Preferred Stock Warrants") or currency warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies (the "Currency Warrants"). A supplement to this prospectus will describe the specific terms of any Debt Warrants, Preferred Stock Warrants or Currency Warrants that may be issued.


     Neither Company Indenture limits the amount of Company Debt Securities that we may issue. Each Company Indenture provides that Company Debt Securities may be issued up to the principal amount authorized by us from time to time.

     We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the Company Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that the Company may itself be recognized as a creditor of those subsidiaries. Claims of creditors of our subsidiaries other than the Company include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.



     The Company Debt Securities have been issued only in fully registered form without coupons. Some of the Company Debt Securities may have been issued only as permanent global Company Debt Securities. See "Permanent Global Debt Securities" below. No service charge will be made for any transfer or exchange of the Company Debt Securities, but the Company may require payment of any taxes or other governmental charges.


     Unless a particular issue of Company Debt Securities is represented by a permanent global note, principal of (and premium, if any) and interest, if any, on the Company Debt Securities is payable, and the Company Debt Securities are transferable or exchangeable, at the corporate trust office of the Bank in New York City. Payment of interest on any Company Debt Securities may be made at our option by check mailed to the registered holders of the Company Debt Securities at their registered addresses. In connection with any payment on a Company Debt Security, we may require the holder to certify information to the Company. In the absence of such certification, we may rely on any legal presumption to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.

     Some of the Company Debt Securities may have been issued as original issue discount Company Debt Securities. Original issue discount Company Debt Securities bear no interest or bear interest at a below-market rate and will be sold at a discount below their stated principal amount. Persons considering the purchase, ownership or disposition of such original issue discount Company Debt Securities should consult their own tax advisors concerning the United States Federal income tax consequences to them with regard to such purchase, ownership or disposition in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

     Neither Company Indenture restricts our ability to enter into a highly leveraged transaction or provides special protection to holders of Company Debt Securities in the event of such a transaction. In addition, neither Indenture provides special protection in the event of a sudden and dramatic decline in the credit quality of the Company resulting from a takeover, recapitalization or similar restructuring of the Company.

COMPANY SENIOR SECURITIES

     The Company Senior Securities are direct, unsecured general obligations of the Company and constitute Senior Indebtedness having the same rank as the other Senior Indebtedness of the Company. See "Description of Company Debt
Securities -- Company Subordinated Securities -- Subordination" below.

     Limitation on Disposition of Stock of the Bank. The Company Senior Indenture contains a covenant by us that, so long as any of the Company Senior Securities are outstanding (but subject to our rights in connection with our consolidation or merger with or into another person or a sale of our assets), neither we nor any Intermediate Subsidiary (as defined below) will dispose of any shares of Voting Stock of the Bank (or any securities convertible into, or options, warrants or rights to purchase shares of Voting Stock of the Bank), except to the Company or an Intermediate Subsidiary. In addition, the covenant provides that neither we nor any Intermediate Subsidiary will permit the Bank to issue any shares of its Voting Stock (or securities convertible into, or options, warrants or rights to purchase shares of its Voting Stock), nor will we permit any Intermediate Subsidiary to cease to be an Intermediate Subsidiary. These restrictions will not apply if (i) any disposition of Voting Stock of the Bank (or any securities convertible into, or options, warrants or rights to purchase shares of Voting Stock of the Bank) is made for fair market value, as determined by the Board of Directors of the Company or the Intermediate Subsidiary, and (ii) after giving effect to the transaction, we and any one or more of our Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest. The above covenant also does not restrict the Bank from being consolidated with or merged into another domestic banking corporation, if after the merger or consolidation the Company, or its successor, and any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. An Intermediate Subsidiary is defined in the Company Senior Indenture as a Subsidiary (i) that is organized under the laws of any domestic jurisdiction and (ii) of which all the shares of capital stock, and all securities convertible into, and options, warrants and rights to purchase shares of such capital stock, are owned directly by the Company, free and clear of any security interest. The above covenant does not prevent the Bank from engaging in a sale of assets to the extent otherwise permitted by the Company Senior Indenture. (Section 1006).

     Events of Default. The Company Senior Indenture defines an Event of Default with respect to any series of Company Senior Securities as any one of the following events:

          (i) default in the payment of interest on any Company Senior Security of that series and continuance of that default for 30 days;

          (ii) default in the payment of principal of (or premium, if any, on) any Company Senior Security of that series at Maturity;

          (iii) default in the deposit of any sinking fund payment and continuance of that default for 5 days;

          (iv) failure by the Company for 60 days after notice to perform any of the other covenants or warranties in the Company Senior Indenture applicable to that series;


          (v) (A) failure by the Company to pay indebtedness for borrowed money, including Company Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, at the later of final maturity or the expiration of any applicable grace period or (B) acceleration of the maturity of any of the Company's indebtedness for borrowed money, including Company Senior Securities of other series, in an aggregate principal amount exceeding $25,000,000, if that failure to pay or acceleration results from a default under the instrument giving rise to, or securing, the indebtedness for money borrowed and is not rescinded or annulled within 30 days after due notice, unless the default is contested in good faith by appropriate proceedings;


          (vi) certain events of bankruptcy, insolvency or reorganization of the Company or the Bank; and

          (vii) any other Event of Default specified with respect to Company Senior Securities of that series. (Section 501).

     If any Event of Default with respect to Company Senior Securities of any series occurs and is continuing, either the Company Senior Trustee or the holders of not less than 25% in principal amount of the Outstanding Company Senior Securities of that series may declare the principal amount (or, if the Company Senior Securities of that series are Original Issue Discount Securities, a specified portion of the principal amount) of all Company Senior Securities of that series to be due and payable immediately. No such declaration is required upon certain events of bankruptcy. Subject to certain conditions, the declaration may be annulled and past defaults (except uncured payment defaults and certain other specified defaults) may be waived by the holders of a majority in principal amount of the Outstanding Company Senior Securities of that series. (Sections 502 and 513).

     The Company Senior Indenture requires the Company Senior Trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of Company Senior Securities, give the holders of that series notice of the default if uncured or not waived. However, the Company Senior Trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders, except that the Company Senior Trustee may not withhold the notice in the case of a payment default. The above notice shall not be given until 60 days after the occurrence of a default in the performance of a covenant in the Company Senior Indenture other than a covenant to make payment. The term "default" for the purpose only of this provision means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Company Senior Securities of that series. (Section 602).

     Other than the duty to act with the required standard of care during a default, the Company Senior Trustee is not obligated to exercise any of its rights or powers under the Company Senior Indenture at the request or direction of any of the holders of Senior Securities, unless the holders have offered to the Company Senior Trustee reasonable security or indemnity. (Section 603). The Company Senior Indenture provides that the holders of a majority in principal amount of Outstanding Company Senior Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Company Senior Trustee for that series, or exercising any trust or other power conferred on the Company Senior Trustee. However, the Company Senior Trustee may decline to act if the direction is contrary to law or the Company Senior Indenture. (Section 512).


     The Company Senior Indenture includes a covenant that the Company will file annually with the Company Senior Trustee a certificate of no default, or specifying any default that exists. (Section 1007).


     Defeasance and Covenant Defeasance. The Company Senior Indenture contains a provision that, if made applicable to any series of Company Senior Securities, permits the Company to elect (i) to defease and be discharged from all of our obligations (subject to limited exceptions) with respect to any such series of Company Senior Securities then outstanding ("defeasance") and/or (ii) to be released from our obligations under certain covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants or a cross-default ("covenant defeasance"). To make either of the above elections, we must deposit in trust with the Company Senior Trustee, money, and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide sufficient money, without reinvestment, to repay in full such Company Senior Securities. As a condition to defeasance or covenant defeasance, we must deliver to the Company Senior Trustee an Opinion of Counsel that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance. That opinion, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable Federal income tax law.


     Under Federal income tax law as of the date of this prospectus, defeasance would likely be treated as a taxable exchange of Company Senior Securities for interests in the defeasance trust. As a result, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for the Company Senior Securities and the value of the holder's proportionate interest in the defeasance trust. That holder thereafter would be required to include in income a proportionate share of the income, gain or loss, as the case may be, of the defeasance trust. Under Federal income tax law as of the date of this prospectus, covenant defeasance would ordinarily not be treated as a taxable exchange of such Company Senior Securities. Purchasers of Company Senior Securities should consult their own advisors as to the tax consequences to them of defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.


     If we exercise our covenant defeasance option with respect to a particular series of Company Senior Securities, then even if there were a default under the related covenant, payment of those Company Senior Securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of Company Senior Securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those Company Senior Securities may not be accelerated because of any Event of Default. If we exercise our defeasance option or covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on those Company Senior Securities. This is because the required deposit of money and/or U.S. Government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.


     Modification of the Indenture. We and the Company Senior Trustee may make modifications and amendments to the Company Senior Indenture with the consent of the holders of not less than a majority in principal amount of each series of Outstanding Company Senior Securities affected by the modification or amendment. However, without the consent of each affected holder, no such modification may
(i) change the Stated Maturity of any Company Senior Security of any series,
(ii) reduce the principal amount of (or premium, if any, on) any Company Senior Security, (iii) reduce the rate of payment of interest on any Company Senior
Security, or change certain other provisions relating to the yield of the Company Senior Security, (iv) change the currency or currencies in which any Company Senior Security is payable, (v) reduce the percentage of holders of Outstanding Company Senior Securities of any series required to consent to any modification, amendment or any waiver under the Company Senior Indenture, or
(vi) change the provisions in the Company Senior Indenture that relate to its modification or amendment. (Section 902).

     We and the Company Senior Trustee may amend the Company Senior Indenture in certain circumstances without the consent of the holders of the Company Senior Securities in the event we merge with another person, to replace the Company Senior Trustee, to effect modifications that do not affect any outstanding series of Company Senior Securities, and for certain other purposes.

     Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any Company Senior Securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company, provided that: (i) the successor is a person organized under U.S. laws; (ii) the successor, if not us, assumes our obligations on the Company Senior Securities and under the Company Senior Indenture; (iii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (iv) certain other conditions are met. (Section 801).


     The principal terms of the Company Senior Securities issued and outstanding as of the date of this prospectus are set forth below.


TERMS AND PROVISIONS OF SENIOR MEDIUM-TERM NOTES, SERIES C


     The table set forth below indicates the issuance dates, maturity dates and a summary of certain interest rate terms of the $2,650,079,000 aggregate principal amount of Senior Medium-Term Notes, Series C (the "Senior Series C Notes"), issued and outstanding as of the date of this prospectus. The Senior Series C Notes are not subject to any sinking fund and unless otherwise stated below are not subject to redemption or repayment prior to maturity. Unless otherwise indicated below, the redemption price for any Senior Series C Note that is redeemable is 100% of its principal amount, plus accrued and unpaid interest, if any, to the redemption date. The Senior Series C Notes have either
(a) fixed interest rates or (b) floating interest rates which are reset periodically, by reference to an interest rate basis or formula.



     ISSUANCE DATE          PRINCIPAL AMOUNT           MATURITY DATE                 RATE/REDEMPTION TERMS
     -------------          ----------------           -------------                 ---------------------
December 28, 1993......  5,000,000.............   December 28, 1998......  LIBOR Telerate reset semiannually
January 25, 1994.......  50,000,000............   January 25, 1999.......  LIBOR reset quarterly + 0.15%
June 6, 1994...........  10,000,000............   June 6, 1999...........  LIBOR Telerate reset semiannually +0.40%
June 10, 1994..........  5,000,000.............   June 10, 1999..........  LIBOR Telerate reset quarterly +0.20%
September 20, 1994.....  5,000,000.............   September 20, 1999.....  LIBOR Telerate reset quarterly +0.37% but in no event shall the rate exceed 9.5%
October 26, 1994.......  25,000,000............   October 26, 1999.......  LIBOR Telerate reset quarterly +0.375% but in no event shall the rate exceed 10%
November 2, 1994.......  15,000,000............   November 2, 1999.......  LIBOR Telerate reset quarterly +0.4% but in no event shall the rate exceed 9.75%
November 3, 1994.......  10,000,000............   November 3, 1999.......  LIBOR Telerate reset quarterly +0.38% but in no event shall the rate exceed 10%
February 28, 1995......  150,000,000...........   February 28, 2000......  LIBOR Telerate reset quarterly +0.20%
September 1, 1995......  13,000,000............   September 1, 2005......  LIBOR Telerate reset quarterly +0.40%;
                                                                           converts to 8.75% fixed on September 1,
                                                                           1999; redeemable on September 1, 1999
November 6, 1995.......  25,000,000............   November 6, 1998.......  5.88%
November 10, 1995......  50,000,000............   November 10, 1998......  LIBOR Telerate reset quarterly +0.10%
November 10, 1995......  25,000,000............   November 10, 2005......  Constant maturity 10 year Treasury Index minus 0.34%
November 15, 1995......  10,000,000............   May 15, 2001...........  Constant maturity 5 year Treasury Index minus 0.15%
October 15, 1996.......  400,000,000...........   October 15, 1998.......  LIBOR reset quarterly

     ISSUANCE DATE          PRINCIPAL AMOUNT           MATURITY DATE                 RATE/REDEMPTION TERMS
     -------------          ----------------           -------------                 ---------------------
June 26, 1997..........  100,000,000...........   June 26, 2000..........  LIBOR Telerate reset monthly +0.02%
August 5, 1997.........  300,000,000...........   August 5, 2027.........  Zero coupon; redeemable on semiannual redemption dates on or after August 5,
                                                                           2002 at prices varying with the redemption
                                                                           date
August 15, 1997........  115,000,000...........   August 15, 2017........  Zero coupon; redeemable on semiannual redemption dates on or after August 15,
                                                                           2001 at prices varying with the redemption
                                                                           date
January 12, 1998.......  150,000,000...........   January 12, 2000.......  LIBOR Telerate reset quarterly
January 12, 1998.......  75,000,000............   January 12, 2001.......  LIBOR Telerate reset quarterly +0.025%
January 15, 1998.......  75,000,000............   January 14, 2000.......  Prime reset daily minus 2.78%
January 20, 1998.......  15,000,000............   January 21, 2003.......  LIBOR Telerate reset monthly +0.14%
January 20, 1998.......  20,000,000............   January 20, 2000.......  LIBOR Telerate reset quarterly minus 0.01%
January 20, 1998.......  250,000,000...........   January 20, 2000.......  Prime reset daily minus 2.79%
January 21, 1998.......  75,000,000............   January 21, 2000.......  Prime reset daily minus 2.79%
February 13, 1998......  66,000,000............   February 13, 2003......  LIBOR Telerate reset quarterly +0.15%
February 20, 1998......  11,079,000............   February 22, 2028......  LIBOR Telerate reset monthly minus 0.10%;
                                                                           repayable at the option of the holder on
                                                                           February 22 of 2008, 2011, 2014 and 2018
                                                                           at prices varying with the redemption date
February 26, 1998......  100,000,000...........   February 26, 2001......  LIBOR Telerate reset quarterly +0.06%
March 25, 1998.........  500,000,000...........   March 25, 1999.........  LIBOR Telerate reset quarterly minus 0.09%


COMPANY SUBORDINATED SECURITIES

     General. The Company Subordinated Securities are direct, unsecured general obligations of the Company that are subordinate in right of payment to all Senior Indebtedness and, in certain circumstances described below relating to our dissolution, winding-up, liquidation or reorganization, to all Additional Senior Obligations (as defined below). The Company Subordinated Indenture does not limit the amount of debt (including Senior Indebtedness) or Additional Senior Obligations which we may incur.


     Unless otherwise indicated below with respect to a particular series of Company Subordinated Securities, the maturity of the Company Subordinated Securities is subject to acceleration only upon our bankruptcy or reorganization. See "Defaults and Waivers Thereof" below.



     If any Company Subordinated Securities are specified below as convertible into Common Stock ("Subordinated Convertible Securities"), the holders will be entitled, as specified below, to convert those Subordinated Convertible Securities into Common Stock at the conversion price specified below.


     The holders of a particular series of Company Subordinated Securities may be obligated at maturity, or at any earlier time as set forth below, to exchange that series of Company Subordinated Securities for Capital Securities (as defined below) on terms specified below (Article Seventeen). "Capital Securities" may consist of our Common Stock, perpetual preferred stock or other of our capital securities acceptable to our primary Federal banking regulator. Currently, our primary Federal banking regulator is the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Whenever Company Subordinated Securities are exchangeable for Capital Securities, we will be obligated to deliver Capital Securities with a market value equal to the principal amount of those Company Subordinated Securities. In addition, we will unconditionally undertake, at our expense, to sell the Capital Securities in a sale (the "Secondary Offering") on behalf of any holders who elect to receive cash for the Capital Securities. The Common Stock is described below under "Description of Capital Stock -- Common Stock". A description of our preferred stock is set forth below under "Description of Capital Stock -- Preferred Stock".


     Subordination. The Company Subordinated Securities are subordinated in right of payment to all Senior Indebtedness and, under certain circumstances, Additional Senior Obligations. As of June 30, 1998, Senior Indebtedness and Additional Senior Obligations of the Company aggregated approximately $12.1 billion.


     The Company Subordinated Indenture defines "Senior Indebtedness" to mean the principal of (and premium, if any) and interest on all indebtedness for money borrowed by us, whether outstanding on the date the Company Subordinated Indenture became effective or created, assumed or incurred after that date (including all indebtedness of another person for money borrowed that we guarantee). However, Senior Indebtedness does not include (A) Antecedent Company Subordinated Indebtedness (as defined below), (B) Company Subordinated Securities issued on or after December 15, 1992, (C) Assumed MHC Subordinated Securities (as defined below), (D) Assumed Old Chase Subordinated Securities (as defined below) and (E) other debt of ours which is expressly stated to have the same rank as the Company Subordinated Securities or to rank not senior to the Company Subordinated Securities (such other debt is referred to as "Other Subordinated Indebtedness").


     The Company Subordinated Indenture defines "Additional Senior Obligations" to mean all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, except Senior Indebtedness and except for obligations which are expressly stated to have the same rank as or to be junior to the Company Subordinated Securities.



     At June 30, 1998, we had approximately $2.8 billion of Company Subordinated Securities issued and outstanding under the Company Subordinated Indenture and we had approximately $436 million of Other Subordinated Indebtedness outstanding that ranked equally with the Subordinated Securities.



     Antecedent Company Subordinated Indebtedness means all outstanding subordinated indebtedness of the Company issued prior to December 15, 1992 (other than Assumed MHC Subordinated Indebtedness and Assumed Old Chase Subordinated Indebtedness). At June 30, 1998, we had approximately $1.0 billion of Antecedent Company Subordinated Indebtedness outstanding.



     MHC Subordinated Indebtedness means all outstanding subordinated indebtedness of the Company which was assumed by us as a result of the merger of Manufacturers Hanover Corporation into the Company on December 31, 1991. At June 30, 1998, we had approximately $150 million of Assumed MHC Subordinated Indebtedness outstanding.



     Assumed Old Chase Subordinated Indebtedness means all outstanding subordinated indebtedness of heritage Chase which was assumed by us as a result of the merger of heritage Chase into the Company. At June 30, 1998, we had approximately $3.6 billion of Assumed Old Chase Subordinated Indebtedness outstanding.


     Under the Company Subordinated Indenture, no payment may be made on the Company Subordinated Securities and no exchange for Capital Securities may be made in the event:

     - we have failed to pay all amounts of principal (and premium, if any) and interest, if any, due on all Company Senior Indebtedness; or

     - there shall exist any event of default or any event which, with notice or lapse of time or both, would become such an event of default on any Company Senior Indebtedness.

     In addition, upon our dissolution, winding-up, liquidation or reorganization: (i) the holders of Company Senior Indebtedness will be paid the full amounts of principal (and premium, if any) and interest, if any, before any payment or distribution is made on the Company Subordinated Securities, and (ii) if, after such payments on the Company Senior Indebtedness have been made, (A) there are amounts available for payment on the Company Subordinated Securities and (B) creditors in respect of Additional Senior Obligations have not received their full payments, then amounts available for payment on the Company Subordinated Securities will first be used to pay in full all such Additional Senior Obligations before any payment will be made on the Company Subordinated Securities.

     No series of our subordinated debt securities is subordinated to any of our other series of subordinated debt securities. However, Antecedent Company Subordinated Indebtedness is subordinated only to Senior Indebtedness; Company Subordinated Indebtedness and Other Subordinated Indebtedness are subordinated to Senior Indebtedness and, in certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, to Additional Senior Obligations; Assumed MHC Subordinated Indebtedness is subordinated to Senior Indebtedness, Additional Senior Obligations and all of our other obligations to our creditors, except any obligation which is expressly stated to have the same rank as, or to rank not senior to, the Assumed MHC Subordinated Indebtedness; and Old Chase Subordinated Indebtedness is subordinated to Senior Indebtedness, Additional Senior Obligations and all of our other obligations to our creditors, except any obligation which is expressly stated to have the same rank as, or to rank not senior to, the Assumed Old Chase Subordinated Indebtedness. As a result of the differences between the subordination provisions applicable to the Company Subordinated Indebtedness, the Antecedent Company Subordinated Indebtedness, the Assumed MHC Subordinated Indebtedness, the Assumed Old Chase Subordinated Indebtedness and the Other Subordinated Indebtedness, in the event of our dissolution, winding-up, liquidation or reorganization, the holders of Company Subordinated Indebtedness and Other Subordinated Indebtedness may receive less, ratably, than the holders of Antecedent Company Subordinated Indebtedness, but more, ratably, than the holders of Assumed MHC Subordinated Indebtedness and Assumed Old Chase Subordinated Indebtedness.


     Limitation on Disposition of Voting Stock of the Bank. Except as noted in the next sentence, the Company Subordinated Indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of, or securities convertible into, or options, warrants or rights to purchase shares of, voting stock of the Bank, nor does it prohibit the Bank from issuing any such shares of voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock. However, the Company Subordinated Indenture does contain a covenant, which is for the exclusive benefit of the holders of the Antecedent Company Subordinated Indebtedness and which is subject to the provisions described below under "Consolidation, Merger and Sale of Assets," that we will not sell or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to purchase shares of, voting stock of the Bank, nor will we permit the Bank to issue any such shares of voting stock or securities convertible into, or options, warrants or rights to purchase shares of its voting stock. However, the covenant does not prohibit: (i) issuances or sales of directors' qualifying shares; (ii) issuances or sales of shares to us; (iii) sales or other dispositions or issuances for fair market value, as determined by our Board of Directors, so long as we would continue to own directly or indirectly not less than 80% of the issued and outstanding shares of the voting stock of the Bank; (iv) sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; and (v) sales of voting stock by the Bank to its shareholders if such sales do not reduce the percentage of shares of voting stock owned by us. (Section 5.07).


     Defaults and Waivers. The Company Subordinated Indenture defines an Event of Default (i) with respect to Antecedent Company Subordinated Indebtedness, as any one of certain events of bankruptcy, insolvency and reorganization affecting the Company; (ii) with respect to Company Subordinated Indebtedness, as any one of certain events of bankruptcy or reorganization affecting the Company and any other event described below as an Event of Default for a particular series. (Section 7.01). If an Event of Default occurs and is continuing with respect to any outstanding series of Company Subordinated Securities, the Company Subordinated Trustee or the holders of at least 25% in aggregate principal amount of that outstanding series may declare the principal (or, in the case of original issue discount Company Subordinated Securities, a specified amount of principal) of all Company Subordinated Securities of that series to be due and payable immediately in cash. Subject to certain conditions, any such declaration may be annulled, and certain past defaults may be waived, by the holders of not less than a majority in aggregate principal amount of the Company Subordinated Securities of that series. (Section 7.01). The right of the holders of the Company Subordinated Securities of a series to demand payment in cash upon the occurrence and continuance of an Event of Default continues to exist so long as the Company Subordinated Securities of that series have not been exchanged or converted. Any right to enforce such payment in cash would, in the event of the bankruptcy or reorganization of the Company, be subject to the broad equity powers of a Federal bankruptcy court and to its determination of the nature and status of the payment claims of the holders of the Company Subordinated Securities. Prior to any declaration of acceleration, the holders of a majority in aggregate principal amount of the applicable series of Company Subordinated Securities may waive any past default or Event of Default, except a payment default. (Section 7.07).

     Unless otherwise provided in the terms of a series of Company Subordinated Securities, there will be no right of acceleration of the payment of principal of the Company Subordinated Securities of that series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the Company

Subordinated Securities or the Company Subordinated Indenture. In the event of default in the payment of interest or principal (including a default in the delivery of any Capital Securities in exchange for Company Subordinated Securities) or in the performance of any covenant or agreement in the Company Subordinated Securities or the Company Subordinated Indenture, the Company Subordinated Trustee may, subject to certain limitations and conditions, seek to enforce that payment (or delivery) or the performance of that covenant or agreement.

     The Company Subordinated Indenture requires the Company Subordinated Trustee, within 90 days after the occurrence of a default with respect to Company Subordinated Securities of any series, to give the holders of that series notice of all uncured defaults known to it (the term "default" being defined to include the events specified above without grace periods or notice). However, except in certain cases (involving the bankruptcy or reorganization of the Company, a payment default or default in the obligation to deliver Capital Securities in exchange for Company Subordinated Securities), the Company Subordinated Trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. (Section 7.08). We are required to furnish to the Company Subordinated Trustee annually an officers' certificate as to the absence of defaults under the Company Subordinated Indenture. (Section 5.06).

     Other than the duties of the Company Subordinated Trustee to act with the required standard of care during a default, the Company Subordinated Trustee is not obligated to exercise any of its rights or powers under the Company Subordinated Indenture at the request or direction of any of the holders of the Company Subordinated Securities, unless those holders shall have offered to the Company Subordinated Trustee reasonable security or indemnity. Subject to that provision for security or indemnification, the holders of a majority in principal amount of the Company Subordinated Securities of any series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Company Subordinated Trustee with respect to the Company Subordinated Securities of that series. (Sections 7.07 and 8.02).

     Modification of the Company Subordinated Indenture. The Company Subordinated Indenture contains provisions permitting us and the Company Subordinated Trustee to modify the Company Subordinated Indenture or the rights of the holders of the Company Subordinated Securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of the Company Subordinated Securities affected by the modification. However, no such modification may, without the consent of each holder of the Company Subordinated Security affected by the modification: (i) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Company Subordinated Security; (ii) reduce the principal amount of (or premium, if any) or interest, if any, on any Company Subordinated Security; (iii) reduce the portion of the principal amount of an original issue discount Company Subordinated Security payable upon acceleration of the maturity thereof; (iv) reduce any amount payable upon redemption of any Company Subordinated Security; (v) change the place or places where, or the currency in which, any Company Subordinated Security or any premium or the interest thereon is payable; (vi) change the definition of "Market Value"; (vii) impair the right of any holders of Company Subordinated Securities of any series to receive on any Exchange Date for Company Subordinated Securities of that series Capital Securities with a Market Value equal to that required by the terms of the Company Subordinated Securities; (viii) impair the conversion rights (if any) of any holders; (ix) impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Company Subordinated Security (including any right of redemption at the option of the holder of that Company Subordinated Security) or impair any rights to the delivery of Capital Securities in exchange for any Company Subordinated Security or to require the Company to sell Capital Securities in a Secondary Offering or to require the delivery of Common Stock, Company Debt Securities or other property upon conversion of Company Subordinated Securities; (x) reduce the above-stated percentage of Company Subordinated Securities of any series the consent of the holders of which is necessary to modify or amend the Company Subordinated Indenture or reduce the percentage of Company Subordinated Securities of any series the holders of which are required to waive any past default or Event of Default; or (xi) modify the foregoing requirements. (Section 11.02).

     The Company Subordinated Indenture permits us and the Company Subordinated Trustee to amend the Company Subordinated Indenture in certain circumstances without the consent of the holders of Company Subordinated Securities in the event of the merger of the Company, the replacement of the Company Subordinated Trustee, to effect modifications which do not affect any outstanding series of Company Subordinated Securities and for certain other purposes. (Section 11.01).

     Consolidation, Merger and Sale of Assets. We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless (i) we are the continuing corporation or the successor corporation expressly assumes the payment of the principal of (including issuance and delivery of Capital Securities) and premium, if any, and interest, if any, on the Company Subordinated Securities and the performance and observance of all the covenants and conditions of the Company Subordinated Indenture binding upon us, and (ii) we or the successor corporation shall not, immediately after such merger or consolidation or such sale or conveyance, be in default in the performance of any such covenant or condition. (Article Twelve).


     The principal terms of the Company Subordinated Securities issued and outstanding as of the date of this prospectus are set forth below.


TERMS AND PROVISIONS OF 10 3/8% SUBORDINATED NOTES DUE 1999


     The 10 3/8% Subordinated Notes Due 1999 (the "10 3/8% 1999 Notes") are limited to $100,000,000 aggregate principal amount and will mature on March 15, 1999. The 10 3/8% 1999 Notes are not redeemable prior to maturity and no sinking fund is provided for the 10 3/8% 1999 Notes. The 10 3/8% 1999 Notes bear interest from March 15, 1989 (or from the most recent date on which interest was paid), payable semiannually in arrears on each March 15 and September 15, commencing September 15, 1989, to the persons in whose names the 10 3/8% 1999 Notes are registered at the close of business on the first day of March or September preceding that March 15 or September 15. The happening of one or more of the following events shall constitute an Event of Default with respect to the 10 3/8% 1999 Notes: (i) default for 30 days in the payment of any installment of interest on any 10 3/8% 1999 Note; (ii) default in the payment, when due, of the principal of any 10 3/8% 1999 Note; (iii) default, for 60 days after appropriate written notice, in the observance or performance of any of our other covenants or agreements contained in the 10 3/8% 1999 Notes or in the Company Subordinated Indenture for the benefit of the holders of the 10 3/8% 1999 Notes; and (iv) certain events of bankruptcy, insolvency and reorganization affecting us or the Bank.


TERMS AND PROVISIONS OF 9 3/4% SUBORDINATED
CAPITAL NOTES DUE 1999


     The 9 3/4% Subordinated Capital Notes Due 1999 (the "9 3/4% 1999 Notes") are limited to $300,000,000 aggregate principal amount and will mature on June 15, 1999. The 9 3/4% 1999 Notes are not redeemable prior to maturity, except upon the occurrence of certain events relating to the Federal income tax treatment of the 9 3/4% 1999 Notes to the Company, and no sinking fund is provided for the 9 3/4% 1999 Notes. The 9 3/4% 1999 Notes bear interest from June 22, 1987 (or from the most resent date on which interest was paid), payable semiannually in arrears on each June 15 and December 15, commencing December 15, 1987, to the persons in whose names the 9 3/4% 1999 Notes are registered at the close of business on the first day of June or December preceding that June 15 or December 15. At maturity, the 9 3/4% 1999 Notes will be exchanged for Capital Securities having a Market Value equal to the principal amount of the 9 3/4% 1999 Notes, unless we elect to pay in cash the principal amount of the 9 3/4% 1999 Notes, in whole or in part, from amounts representing proceeds of other issuances of Capital Securities which we have previously designated for such use ("Designated Proceeds"). The Company has Designated Proceeds sufficient to pay the 9 3/4% 1999 Notes in cash at maturity.


TERMS AND PROVISIONS OF 10 1/8% SUBORDINATED
CAPITAL NOTES DUE 2000

     The 10 1/8% Subordinated Capital Notes Due 2000 (the "10 1/8% 2000 Notes") are limited to $150,000,000 aggregate principal amount and will mature on November 1, 2000. The 10 1/8% 2000 Notes are not subject to redemption prior to maturity, except upon the occurrence of certain events relating to the Federal income tax treatment of the 10 1/8% 2000 Notes to the Company, and no sinking fund is provided for the 10 1/8% 2000 Notes. The 10 1/8% 2000 Notes bear interest from November 1, 1988 (or from the most recent date on which interest was paid), payable semiannually in arrears on each May 1 and November 1, commencing May 1, 1989, to the persons in whose names the 10 1/8% 2000 Notes are registered at the close of business on the fifteenth day of April or October preceding that May 1 or November 1. At maturity, the 10 1/8% 2000 Notes will be exchanged for Capital Securities having a Market Value equal to the principal amount of the 10 1/8% 2000 Notes, unless we elect to pay in cash the principal amount of the 10 1/8% 2000 Notes, in whole or in part, from Designated Proceeds. The Company has Designated Proceeds sufficient to pay the 10 1/8% 2000 Notes in cash at maturity.


TERMS AND PROVISIONS OF 8 1/2% SUBORDINATED NOTES DUE 2002


     The 8 1/2% Subordinated Notes Due 2002 (the "8 1/2% 2002 Notes") are limited to $200,000,000 aggregate principal amount and will mature on February 15, 2002. The 8 1/2% 2002 Notes are not redeemable prior to maturity and no sinking fund is provided for the 8 1/2% 2002 Notes. The 8 1/2% 2002 Notes bear interest from February 10, 1992 (or from the most recent date on which interest was paid), payable semiannually in arrears on each February 15 and August 15, commencing August 15, 1992, to the persons in whose names the 8 1/2% 2002 Notes are registered at the close of business on the first day of February or August preceding that February 15 or August 15. The happening of one or more of the following events shall constitute an Event of Default with respect to the 8 1/2% 2002 Notes: (i) default for 30 days in the payment of any installment of interest on any 8 1/2% 2002 Note; (ii) default in the payment, when due, of the principal of any 8 1/2% 2002 Note; (iii) default, for 60 days after appropriate written notice, in the observance or performance of any of our other covenants or agreements contained in the 8 1/2% 2002 Notes; and (iv) certain events of bankruptcy, insolvency and reorganization affecting us or the Bank.


TERMS AND PROVISIONS OF 8 5/8% SUBORDINATED
DEBENTURES DUE 2002


     The 8 5/8% Subordinated Debentures Due 2002 (the "8 5/8% 2002 Debentures") are limited to $150,000,000 aggregate principal amount and will mature on May 1, 2002. The 8 5/8% 2002 Debentures are not redeemable prior to maturity and no sinking fund is provided for the 8 5/8% 2002 Debentures. The 8 5/8% 2002 Debentures bear interest from May 1, 1992 (or from the most recent date on which interest was paid), payable semiannually in arrears on each May 1 and November 1, commencing November 1, 1992, to the persons in whose names the 8 5/8% 2002 Debentures are registered at the close of business on the fifteenth day of April or October preceding that May 1 or November 1.


TERMS AND PROVISIONS OF 8 1/8% SUBORDINATED NOTES DUE JUNE 15, 2002


     The 8 1/8% Subordinated Notes Due June 15, 2002 (the "8 1/8% 2002 Notes") are limited to $100,000,000 aggregate principal amount and will mature on June 15, 2002. The 8 1/8% 2002 Notes are not redeemable prior to maturity and no sinking fund is provided for the 8 1/8% 2002 Notes. The 8 1/8% 2002 Notes bear interest from June 15, 1992 (or from the most recent date on which interest was paid), payable semiannually in arrears on each June 15 and December 15, commencing December 15, 1992, to the persons in whose names the 8 1/8% 2002 Notes are registered at the close of business on the first day of June or December preceding that June 15 or December 15.


TERMS AND PROVISIONS OF 7 5/8% SUBORDINATED NOTES DUE 2003


     The 7 5/8% Subordinated Notes Due 2003 (the "7 5/8% 2003 Notes") are limited to $200,000,000 aggregate principal amount and will mature on January 15, 2003. The 7 5/8% 2003 Notes are not redeemable prior to maturity and no sinking fund is provided for the 7 5/8% 2003 Notes. The 7 5/8% 2003 Notes bear interest from January 22, 1993 (or from the most recent date on which interest was paid), payable semiannually in arrears on each January 15 and July 15, commencing July 15, 1993, to the persons in whose names the 7 5/8% 2003 Notes are registered at the close of business on the first day of January or July preceding that January 15 or July 15.


TERMS AND PROVISIONS OF 7 1/8% SUBORDINATED
DEBENTURES DUE 2005

     The 7 1/8% Subordinated Debentures Due 2005 (the "7 1/8% 2005 Debentures") are limited to $200,000,000 aggregate principal amount and will mature on March 1, 2005. The 7 1/8% 2005 Debentures are not redeemable prior to maturity and no sinking fund is provided for the 7 1/8% 2005 Deben-tures. The 7 1/8% 2005 Debentures bear interest from March 1, 1993 (or from the most recent date on which interest was paid), payable semiannually in arrears on each March 1 and September 1, commencing September 1, 1993, to the persons in whose names the 7 1/8% 2005 Debentures are registered at the close of business on the fifteenth day of February or August preceding that March 1 or September 1.


TERMS AND PROVISIONS OF 7 7/8% SUBORDINATED
DEBENTURES DUE 2006


     The 7 7/8% Subordinated Debentures Due 2006 (the "7 7/8% 2006 Debentures") are limited to $150,000,000 aggregate principal amount and will mature on July 15, 2006. The 7 7/8% 2006 Debentures are not redeemable prior to maturity and no sinking fund is provided for the 7 7/8% 2006 Debentures. The 7 7/8% 2006 Debentures bear interest from July 27, 1994 (or from the most recent date on which interest was paid), payable semiannually in arrears on each January 15 and July 15, commencing January 15, 1995, to the persons in whose names the 7 7/8% 2006 Debentures are registered at the close of business on the first day of January or July preceding that January 15 or July 15.


TERMS AND PROVISIONS OF 7 1/8% SUBORDINATED NOTES DUE 2007


     The 7 1/8% Subordinated Notes due 2007 (the "7 1/8% 2007 Notes") are limited to $300,000,000 aggregate principal amount and will mature on February 1, 2007. The 7 1/8% 2007 Notes are not redeemable prior to maturity and no sinking fund is provided for the 7 1/8% 2007 Notes. The 7 1/8% 2007 Notes bear interest from January 29, 1997 (or from the most recent date on which interest was paid), payable semiannually in arrears on each February 1 and August 1, commencing August 1, 1997, to the persons in whose names the 7 1/8% 2007 Notes are registered at the close of business on the fifteenth day of January and July preceding that February 1 or August 1.


TERMS AND PROVISIONS OF 6 1/2% SUBORDINATED
DEBENTURES DUE 2009


     The 6 1/2% Subordinated Debentures Due 2009 (the "6 1/2% 2009 Debentures") are limited to $200,000,000 aggregate principal amount and will mature on January 15, 2009. The 6 1/2% 2009 Debentures are not redeemable prior to maturity and no sinking fund is provided for the 6 1/2% 2009 Debentures. The
6 1/2% 2009 Debentures bear interest from January 25, 1994 (or from the most recent date on which interest was paid), payable semiannually in arrears on each January 15 and July 15, commencing July 15, 1994, to the persons in whose names the 6 1/2% 2009 Debentures are registered at the close of business on the first day of January or July preceding that January 15 or July 15.


TERMS AND PROVISIONS OF 7 1/4% SUBORDINATED NOTES DUE 2007


     The 7 1/4% Subordinated Notes Due 2007 (the "7 1/4% 2007 Notes") are limited to $320,000,000 aggregate principal amount and will mature on June 1, 2007. The 7 1/4% 2007 Notes are not redeemable prior to maturity and no sinking fund is provided for the 7 1/4% 2007 Notes. The 7 1/4% 2007 Notes bear interest from May 21, 1997 (or from the most recent date on which interest was paid), payable semiannually in arrears on each June 1 and December 1, commencing December 1, 1997, to the persons in whose names the 7 1/4% 2007 Notes are registered at the close of business on the fifteenth day of May or November preceding that June 1 or December 1.


TERMS AND PROVISIONS OF 7 1/8% SUBORDINATED NOTES DUE 2009


     The 7 1/8% Subordinated Notes Due 2009 (the "7 1/8% 2009 Notes") are limited to $250,000,000 aggregate principal amount and will mature on June 15, 2009. The 7 1/8% 2009 Notes are not redeemable prior to maturity and no sinking fund is provided for the 7 1/8% 2009 Notes. The 7 1/8% 2009 Notes bear interest from June 12, 1997 (or from the most recent date on which interest was paid), payable semiannually in arrears on each June 15 and December 15, commencing December 15, 1997, to the persons in whose names the 7 1/8% 2009 Notes are registered at the close of business on the first day of June or December preceding that June 15 or December 15.


TERMS AND PROVISIONS OF 6 3/8% SUBORDINATED NOTES DUE 2008

     The 6 3/8% Subordinated Notes Due 2008 (the "6 3/8% 2008 Notes") are limited to $200,000,000 aggregate principal amount and will mature on February 15, 2008. The 6 3/8% 2008 Notes are not redeemable prior to maturity and no sinking fund is provided for the 6 3/8% 2008 Notes. The 6 3/8% 2008

Notes bear interest from February 11, 1998 (or from the most recent date on which interest was paid), payable semiannually in arrears on each February 15 and August 15, commencing August 15, 1998, to the persons in whose names the 6 3/8% 2008 Notes are registered at the close of business on the first day of February or August preceding that February 15 or August 15.


TERMS AND PROVISIONS OF 6 3/8% SUBORDINATED NOTES DUE APRIL 1, 2008


     The 6 3/8% Subordinated Notes Due April 1, 2008 (the "6 3/8% April 1, 2008 Notes") are limited to $250,000,000 aggregate principal amount and will mature on April 1, 2008. The 6 3/8% April 1, 2008 Notes are not redeemable prior to maturity and no sinking fund is provided for the 6 3/8% April 1, 2008 Notes. The 6 3/8% April 1, 2008 Notes bear interest from April 7, 1998 (or from the most recent date on which interest was paid), payable semiannually in arrears on each April 1 and October 1, commencing October 1, 1998, to the persons in whose names the 6 3/8% April 1, 2008 Notes are registered at the close of business on the 15th day of March or September preceding that April 1 or October 1.


TERMS AND PROVISIONS OF SUBORDINATED MEDIUM-TERM NOTES, SERIES A


     The table set forth below indicates the issuance dates, maturity dates and a summary of certain general interest rate terms of the $1,085,000,000 aggregate principal amount of Subordinated Medium-Term Notes, Series A (the "Subordinated Series A Notes"), issued and outstanding (or scheduled to be issued) as of the date of this prospectus. The Subordinated Series A Notes are not subject to any sinking fund and (unless otherwise stated below) are not subject to redemption or repayment prior to maturity. Unless otherwise indicated below, the redemption price for any Subordinated Series A Note that is redeemable is 100% of its principal amount, plus accrued and unpaid interest, if any, to the redemption date. The Subordinated Series A Notes have either (a) fixed interest rates or
(b) floating interest rates which are determined, and adjusted periodically, by reference to an interest rate basis or formula.


                                     PRINCIPAL
ISSUANCE DATE                          AMOUNT           MATURITY DATE                   RATE/REDEMPTION TERMS
-------------                 ------------------------  -------------                   ---------------------
April 5, 1995...............  $ 15,000,000............  April 5, 2005...............  10%; converts to LIBOR reset semiannually on
                                                                                      April 5, 1999 but in no
                                                                                      event shall the rate be
                                                                                      less than 3%
May 24, 1995................  $ 15,000,000............  May 24, 2002................  7.11%; redeemable on payment dates on or after
                                                                                      May 24, 2000
May 25, 1995................  $ 25,000,000............  May 25, 2007................  7.73%; redeemable on payment dates on or after
                                                                                      May 25, 2000
June 15, 1995...............  $ 10,000,000............  June 15, 2010...............  7.25%; redeemable on payment dates on or after
                                                                                      June 15, 2000
March 24, 1997..............  $250,000,000............  March 24, 2027..............  Zero coupon; redeemable annually on or after March
                                                                                      24, 2007 at prices varying
                                                                                      with the redemption date.
March 24, 1997..............  $100,000,000............  March 24, 2027..............  Zero coupon; redeemable annually on or after March
                                                                                      24, 2007 at prices varying
                                                                                      with the redemption date.
September 24, 1997..........  $100,000,000............  September 15, 2006..........  6.75%
November 5, 1997............  $ 20,000,000............  November 5, 2012............  7.00%; redeemable on payment dates on or after
                                                                                      November 5, 2001

                                     PRINCIPAL
ISSUANCE DATE                          AMOUNT           MATURITY DATE                   RATE/REDEMPTION TERMS
-------------                 ------------------------  -------------                   ---------------------
November 20, 1997...........  $ 25,000,000............  November 20, 2017...........  7.00%; redeemable on payment dates on or after
                                                                                      November 20, 2001
December 4, 1997............  $ 25,000,000............  December 15, 2017...........  7.00%; redeemable on payment dates on or after
                                                                                      December 15, 2001
December 12, 1997...........  $ 25,000,000............  December 12, 2012...........  6.875%; redeemable on
                                                                                      December 12, 2002
December 18, 1997...........  $ 50,000,000............  December 18, 2017...........  7.00%; redeemable on payment dates on or after
                                                                                      December 18, 2000
December 26, 1997...........  $ 25,000,000............  December 26, 2013...........  7.00%; redeemable on payment dates on or after
                                                                                      December 26, 2000
February 23, 1998...........  $ 25,000,000............  February 23, 2018...........  6.625%; redeemable on payment dates on or after
                                                                                      February 23, 2002
March 2, 1998...............  $ 25,000,000............  March 2, 2018...............  6.75%; redeemable on payment dates on or after
                                                                                      March 2, 2001
April 17, 1998..............  $225,000,000............  April 17, 2028..............  Zero Coupon; redeemable semiannually on or after
                                                                                      April 17, 2002 at prices
                                                                                      varying with the
                                                                                      redemption date
May 6, 1998.................  $ 25,000,000............  May 6, 2013.................  6.50%; redeemable on payment dates on or after
                                                                                      May 6, 2002
June 3, 1998................  $ 25,000,000............  June 3, 2013................  6.50%; redeemable on payment dates on or after
                                                                                      June 3, 2002
July 8, 1998................  $ 25,000,000............  July 8, 2013................  6.50%; redeemable on payment dates on or after
                                                                                      July 8, 2001
August 20, 1998.............  $ 25,000,000............  August 20, 2013.............  6.50%; redeemable on payment dates on or after
                                                                                      August 20, 2002
August 27, 1998.............  $ 25,000,000............  August 27, 2008.............  1.60% except that in the event LIBOR falls below
                                                                                      5.0% per annum, the rate
                                                                                      will increase by specified
                                                                                      multiples of the excess of
                                                                                      designated rates and the
                                                                                      prevailing LIBOR rate.

TERMS AND PROVISIONS OF SUBORDINATED MEDIUM-TERM NOTES, SERIES B

     Set forth below is a table indicating the issuance dates, the maturity dates and a summary of certain general interest rate terms of the $207,250,000 aggregate principal amount of Subordinated Medium-Term Notes, Series B (the "Subordinated Series B Notes") issued and outstanding as of the date of this prospectus. The Subordinated Series B Notes are not subject to any sinking fund and (unless otherwise stated below) are not redeemable prior to their stated maturity. Unless otherwise indicated below, the redemption price for any Subordinated Series B Note that is redeemable is 100% of its principal amount, plus accrued and unpaid interest, if any, to the redemption date. The Subordinated Series B Notes have either (a) fixed interest rates or (b) floating interest rates which are reset periodically, by reference to an interest rate basis or formula.


         ISSUANCE DATE                 PRINCIPAL AMOUNT                  MATURITY DATE                   RATE
         -------------                 ----------------                  -------------                   ----
March 31, 1995................. $ 1,250,000.................... August 30, 2004................ Zero Coupon
April 7, 1995.................. $ 3,000,000.................... April 7, 2002.................. Zero Coupon
April 28, 1995................. $ 8,500,000.................... May 15, 2005................... 7.60%; redeemable on payment dates on or
                                                                                                after May 15, 2000
May 5, 1995.................... $ 8,000,000.................... May 15, 2005................... 7.60%; redeemable on payment dates on or
                                                                                                after May 15, 2000
May 12, 1995................... $ 4,750,000.................... May 15, 2005................... 7.60%;redeemable on payment dates on or
                                                                                                after May 15, 2000
May 17, 1995................... $25,000,000.................... May 17, 2005................... 7.50%; redeemable on payment dates on or
                                                                                                after May 17, 2000
May 19, 1995................... $ 3,000,000.................... June 15, 2005.................. 7.25%; redeemable on payment dates on or
                                                                                                after June 15, 2000
May 25, 1995................... $50,000,000.................... May 15, 2010................... 7.50%; redeemable semiannually on or
                                                                                                after May 15, 2000
May 26, 1995................... $ 1,250,000.................... June 15, 2005.................. 7.15%; redeemable on payment dates on or
                                                                                                after June 15, 2000
June 2, 1995................... $ 2,500,000.................... June 15, 2005.................. 7.15%; redeemable on payment dates on or
                                                                                                after June 15, 2000
June 30, 1995.................. $15,000,000.................... June 15, 2007.................. 7.05%; redeemable on payment dates on or
                                                                                                after June 15, 2000
July 28, 1995.................. $25,000,000.................... July 15, 2010.................. 7.58%; redeemable semiannually on or
                                                                                                after July 15, 2000
August 1, 1995................. $15,000,000.................... August 15, 2005................ 7.125%; redeemable on payment dates on or
                                                                                                after August 15, 2000
August 25, 1995................ $15,000,000.................... August 25, 2010................ 7.35%; redeemable on payment dates on or
                                                                                                after August 25, 2000
November 16, 1995.............. $20,000,000.................... November 16, 2010.............. 7.00%; redeemable on payment dates on or
                                                                                                after November 16,
                                                                                                1998
November 24, 1995.............. $10,000,000.................... November 24, 2010.............. 7.10%; redeemable on payment dates on or
                                                                                                after November 24,
                                                                                                1998


PERMANENT GLOBAL COMPANY DEBT SECURITIES

     Certain series of the Company Debt Securities were issued in permanent global form. See "Permanent Global Debt Securities" for a discussion of the rights of beneficial owners of interests in permanent global debt securities.

INFORMATION CONCERNING THE TRUSTEES

     The Company, the Bank and certain of our other subsidiaries maintain deposits with, and conduct other banking transactions with, the trustees under each of the Company Indentures in the ordinary course of business. U.S. Bank Trust National Association is also trustee under the Old Chase Subordinated Indenture (as defined below) and Bankers Trust Company is also trustee under the Old Chase Senior Indenture (as defined below).

                            DESCRIPTION OF OLD CHASE
                                DEBT SECURITIES

     In connection with the merger of heritage Chase with and into the Company, we assumed the obligations of heritage Chase with respect to certain senior debt securities (the "Old Chase Senior Securities") and certain subordinated debt securities (the "Old Chase Subordinated Securities," and together with the Old Chase Senior Securities, the "Old Chase Debt Securities"). The following summary of certain provisions of the Old Chase Debt Securities and the indentures under which they were issued (the "Old Chase Indentures") is not complete. You should refer to the Old Chase Indentures, copies of which are exhibits to the Registration Statement. Capitalized terms have the meanings assigned to them in the applicable Old Chase Indenture, and the definitions of those terms are incorporated by reference.

GENERAL


     The Old Chase Senior Securities have been issued under an Indenture, dated as of July 1, 1986 (the "Old Chase Senior Indenture"), as amended, between the Company and Bankers Trust Company, as Trustee (the "Old Chase Senior Trustee"). The Old Chase Subordinated Securities have been issued under an Indenture, dated as of May 1, 1987, as amended (the "Old Chase Subordinated Indenture"), between the Company and U.S. Bank Trust National Association, as Trustee (the "Old Chase Subordinated Trustee").


     Neither Old Chase Indenture limits the amount of debt securities that may be issued by us. As noted above, because the Company is a holding company, claims of holders of the Old Chase Debt Securities will generally have a junior position to claims of creditors of the Company's subsidiaries. See "Description of Company Debt Securities -- General" above.

     The Old Chase Debt Securities have been issued in fully registered form without coupons. Neither Old Chase Indenture restricts our ability to enter into a highly leveraged transaction or provides special protection to holders of Old Chase Debt Securities in the event of such a transaction. In addition, neither Old Chase Indenture provides special protection in the event of a sudden and dramatic decline in the credit quality of the Company resulting from a takeover, recapitalization or similar restructuring of the Company.

OLD CHASE SENIOR SECURITIES

     The Old Chase Senior Securities are direct, unsecured general obligations of the Company and constitute Senior Indebtedness having the same rank as the other Senior Indebtedness of the Company. See "Description of Company Debt Securities -- Company Subordinated Securities -- Subordination" above.

     Limitation on Disposition of Voting Stock of the Bank. The Old Chase Senior Indenture contains a covenant by us that, so long as any Old Chase Senior Securities are outstanding, we will not create a security interest in more than 20% of the shares of voting stock of the Bank, or permit more than 20% of those shares (exclusive of directors' qualifying shares) to be held directly or indirectly other than by (i) the Company or (ii) a corporation which is wholly-owned (except for directors' qualifying shares) by the Company.

     Defaults and Waivers. The Old Chase Senior Indenture provides that one or more of the following events shall constitute an Event of Default with respect to the Old Chase Senior Securities of that series:

          (i) default in the payment of interest on any Old Chase Senior Securities of that series for a period of 30 days;

          (ii) default in the payment of the principal of (or premium, if any, on) any Old Chase Senior Securities of that series;

          (iii) default in performance, or breach, of any covenant or warranty of the Company contained in the Old Chase Senior Indenture for the benefit of Old Chase Senior Securities of that series for a period of 60 days after notice of the default or breach has been given to the Company;

          (iv) certain events of bankruptcy, insolvency or reorganization of the Company; and

          (v) any other Event of Default specified with respect to the Old Chase Senior Securities of that series.

     If an Event of Default occurs and is continuing with respect to the Old Chase Senior Securities of any series, the Old Chase Senior Trustee or the holders of not less than 25% in principal amount of the Old Chase Senior Securities of that series then outstanding may declare the principal of the Old Chase Senior Securities of that series (or, if the Old Chase Senior Securities of that series were issued as discounted Old Chase Senior Securities, a specified portion of that principal amount) to be due and payable immediately. Under certain conditions the declaration may be annulled, and certain past defaults waived, by the holders of not less than a majority in principal amount of the Old Chase Senior Securities of that series, upon the conditions provided in the Indenture.

     The Old Chase Senior Indenture requires the Old Chase Senior Trustee to, within 90 days after the occurrence of a default known to it, with respect to any outstanding series of Old Chase Senior Securities, give the holders of that series notice of the default if uncured or not waived. However, the Old Chase Senior Trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders, except that the Old Chase Trustee may not withhold the notice in the case of a payment default. The above notice shall not be given until 30 days after the occurrence of a default in the performance of a covenant in the Old Chase Senior Indenture other than a covenant to make payment. The term "default" for the purposes of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Old Chase Senior Securities of that series.


     Other than the duty to act with the required standard of care during a default, the Old Chase Senior Trustee is not obligated to exercise any of its rights or powers under the Old Chase Senior Indenture at the request or direction of the holders, unless the holders have offered to the Old Chase Senior Trustee reasonable indemnity. Subject to that requirement for indemnity and certain other conditions, the holders of a majority in principal amount of the outstanding Old Chase Senior Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available, or exercising any trust or power conferred on, the Old Chase Senior Trustee with respect to the Old Chase Senior Securities of that series.



     Meetings, Modification and Waiver. We and the Old Chase Senior Trustee may modify or amend the Old Chase Senior Indenture with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Old Chase Senior Securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each outstanding Old Chase Senior Security affected by the modification or amendment,
(a) change the stated maturity of the principal of, or any installment of principal of or interest on, any Old Chase Senior Security, (b) reduce the principal amount of any Old Chase Senior Security or change the rate of interest or the method of calculation of interest thereon (except as provided in the Old Chase Senior Indenture or in such Old Chase Senior Security), or any premium payable upon the redemption thereof, (c) change any obligation of the Company to pay additional amounts pursuant to the Old Chase Senior Indenture, (d) reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity of that security, (e) adversely affect the right of repayment, if any, at the option of the holder, (f) change the currency in which any Old Chase Senior Security or any premium or any interest thereon is payable,
(g) impair the right to institute suit for the enforcement of any payment on any Old Chase Senior Security, (h) reduce the percentage in principal amount of outstanding securities of any series the consent of whose holders is required for modification or amendment of or any waiver under the Old Chase Senior Indenture, (i) change our obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, or our obligation (if any) to maintain an office or agency outside the United States, or (j) modify certain provisions of the Old Chase Senior Indenture requiring consent of specified percentages of holders, except to increase any such percentage.


     We and the Old Chase Senior Trustee may amend the Old Chase Senior Indenture in certain circumstances without the consent of the holders of the Old Chase Senior Securities to evidence the merger of the Company or the replacement of the Old Chase Senior Trustee or to make changes that do not become effective with respect to previously outstanding series and for certain other purposes.

     Consolidation, Merger and Sale of Assets. We may, without the consent of the holders of any of the Old Chase Senior Securities, consolidate with, merge into or transfer all or substantially all of our assets to any corporation organized and existing under the laws of the United States, any State or the District of Columbia, so long as the successor corporation assumes our obligations relating to the Old Chase Senior Securities and under the Old Chase Senior Indenture and no Event of Default shall have happened and be continuing after giving effect to the transaction and so long as certain other conditions are met.


     The principal terms of the Old Chase Senior Securities issued and outstanding as of the date of this prospectus are set forth below.


TERMS AND PROVISIONS OF 5 1/2% NOTES DUE 2001

     The 5 1/2% Notes Due 2001 (the "5 1/2% 2001 Notes") are limited to $200,000,000 aggregate principal amount and will mature on February 15, 2001. The 5 1/2% 2001 Notes are not redeemable prior to maturity and no sinking fund is provided for in the 5 1/2% 2001 Notes. The 5 1/2% 2001 Notes bear interest from February 12, 1996 (or from the most recent date on which interest was paid), payable on each February 15 and August 15, commencing August 15, 1996, to persons in whose names the 5 1/2% 2001 Notes are registered at the close of business on the first day of January and July preceding such February 15 and August 15.

TERMS AND PROVISIONS OF OLD CHASE SENIOR MEDIUM-TERM NOTES, SERIES B

     The table set forth below indicates the issuance dates, the maturity dates and the interest rates of the $174,995,000 aggregate principal amount of Old Chase Senior Medium-Term Notes, Series B (the "Old Chase Senior Series B Notes") issued and outstanding as of the date of this Prospectus. The Old Chase Senior Series B Notes are not subject to any sinking fund and are not subject to redemption or repayment prior to maturity.


                                   PRINCIPAL
         ISSUANCE DATE               AMOUNT                          MATURITY DATE           RATE/REDEMPTION TERMS
         -------------           --------------                      -------------           ---------------------
March 29, 1996.................  $49,995,000    ........... March 29, 2006.................          6.85%
March 29, 1996.................  50,000,000     ........... March 29, 2001.................          6.43%
March 29, 1996.................  50,000,000     ........... March 29, 2001.................          6.45%
March 29, 1996.................  25,000,000     ........... March 29, 2001.................          6.43%


TERMS AND PROVISIONS OF OLD CHASE SENIOR MEDIUM-TERM NOTES, SERIES C

     The only series of Old Chase Senior Medium-Term Notes, Series C (the "Old Chase Senior Series C Notes"), issued and outstanding as of the date of this Prospectus is $25,000,000 aggregate principal amount of Old Chase Series C Notes issued on March 29, 1996. Such Old Chase Series C Notes bear interest at a rate of 6.50% per annum and mature on March 29, 2001. They are not subject to a sinking fund and are not subject to redemption or repayment prior to maturity.

OLD CHASE SUBORDINATED SECURITIES

     The Old Chase Subordinated Securities are direct, unsecured general obligations of the Company. Payment of the principal of the Old Chase Subordinated Securities is subject to acceleration only in the event of our bankruptcy, insolvency or reorganization. The Old Chase Subordinated Indenture does not limit the amount of debt (including Old Chase Senior Indebtedness (as defined below)) that we may incur.

     Subordination. The Old Chase Subordinated Securities are subordinated, by their terms, to Senior Indebtedness and all of our other obligations (including Additional Senior Obligations) to our creditors, other than the Old Chase Subordinated Securities, except obligations having the same rank as or ranking junior to the Old Chase Subordinated Securities (collectively, "Old Chase Senior Indebtedness").

     No payment pursuant to the Old Chase Subordinated Securities may be made, and no holder of Old Chase Subordinated Securities shall be entitled to demand or receive any such payment unless all amounts of principal, premium, if any, and interest then due on all Old Chase Senior Indebtedness shall have been paid in full.


     Upon any distribution of assets upon our dissolution, winding-up, liquidation or reorganization, the holders of Old Chase Senior Indebtedness will be entitled to receive payment in full before any payment is made on the Old Chase Subordinated Securities. Because of this subordination, in the event of our insolvency, holders of Old Chase Senior Indebtedness may receive proportionately more, and holders of Old Chase Subordinated Securities may receive proportionately less, than other creditors of the Company, including holders of Company Subordinated Securities. See "Description of Company Debt Securities -- Company Subordinated Securities".



     Limitation on Disposition of Voting Stock of the Bank. The Old Chase Subordinated Indenture contains a covenant for the exclusive benefit of the holders of Old Chase Subordinated Securities issued prior to October 1, 1992 that we will not create a security interest in more than 20% of the shares of the voting stock of the Bank or permit more than 20% of those shares (exclusive of directors' qualifying shares) to be held directly or indirectly other than by
(i) us or (ii) any corporation which is wholly-owned (except for directors' qualifying shares) by us.


     Defaults and Waivers. The Old Chase Subordinated Indenture defines an Event of Default with respect to Old Chase Subordinated Securities of any series as certain events involving our bankruptcy, insolvency or reorganization and any other events established as Events of Default for any series of Old Chase Subordinated Securities. If an Event of Default with respect to any outstanding series of Old Chase Subordinated Securities occurs and is continuing, either the Old Chase Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of that series may declare the principal amount (or, in the case of original issue discount Old Chase Subordinated Securities, a specified portion of the principal amount) of that series to be due and payable immediately in cash. Any right to enforce the payment in cash would be subject to the broad equity powers of a federal bankruptcy court and to its determination of the nature of the rights of the holders of the Old Chase Subordinated Securities of that series. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Old Chase Subordinated Trustee, the holders of a majority in aggregate principal amount of the outstanding Old Chase Subordinated Securities of that series may, under certain circumstances, rescind and annul the declaration.


     The Old Chase Subordinated Indenture requires the Old Chase Subordinated Trustee, within 90 days after the occurrence of a default known to it with respect to any outstanding series, to give the holders of that series notice of the default if not cured or waived. However, the Old Chase Subordinated Trustee may withhold the notice if it in good faith determines that the withholding of the notice is in the interest of those holders. However, the Old Chase Subordinated Trustee may not withhold notice of a payment default. The above notice shall not be given until 30 days after the occurrence of a default in the performance of a covenant (other than a covenant to make payment). The term "default" for the purposes of this provision means any event which is, or after notice or lapse or time or both would become, an Event of Default with respect to a series of Old Chase Subordinated Securities.



     Other than the duty of the Old Chase Subordinated Trustee during the continuance of an Event of Default to act with the required standard of care, the Old Chase Subordinated Trustee is not obligated to exercise any of its rights or powers under the Old Chase Subordinated Indenture at the request or direction of any of the holders of the Old Chase Subordinated Securities of any series, unless those holders shall have offered to the Old Chase Subordinated Trustee reasonable indemnity. Subject to that requirement for indemnity, the holders of a majority in aggregate principal amount of the outstanding Old Chase Subordinated Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Old Chase Subordinated Trustee with respect to the Old Chase Subordinated Securities of that series.


     The Company is required to file annually with the Old Chase Subordinated Trustee a written statement of officers as to the existence or non-existence of defaults.

     Modification of the Old Chase Subordinated Indenture. We and the Old Chase Subordinated Trustee may modify or alter the Old Chase Subor-dinated Indenture with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Old Chase Subordinated Securities of each series affected by the modification or alteration. However, no such modification or alteration may, without the consent of the holder of each Old Chase Subordinated Security affected by the modification or alteration: (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Old Chase Subordinated Security, (ii) reduce the principal amount of any Old Chase Subordinated Security, (iii) change the rate or rates (or the method of ascertaining the rate or rates) of interest on any Old Chase Subordinated Security (except as provided in the Old Chase Subordinated Indenture or in the Old Chase Subordinated Securities) or any premium payable upon the redemption thereof, (iv) reduce the portion of the principal amount of any original issue discount Old Chase Subordinated Security payable upon acceleration of the maturity thereof, (v) change any place where, or the currency in which, or the principal amount of, or any premium or interest on, any Old Chase Subordinated Security is payable, (vi) impair any right to institute suit for the enforcement of any right to receive payment, or, if applicable, to have delivered capital securities to be exchanged for an Old Chase Subordinated Security and to have such capital securities sold in a secondary offering to the extent provided in that Old Chase Subordinated Security and in the Old Chase Subordinated Indenture, (vii) modify the subordination provisions of the Old Chase Subordinated Indenture in a manner adverse to the holders, (viii) reduce the percentage in principal amount of outstanding Old Chase Subordinated Securities of the series required to approve any modification or alteration of, or any waiver under, the Old Chase Subordinated Indenture, or (ix) impair the right of any holder to receive on any exchange date capital securities with a market value equal to the amount established with respect to the series.


     We and the Old Chase Subordinated Trustee may amend the Old Chase Subordinated Indenture in certain circumstances without the consent of the holders of the Old Chase Subordinated Securities to evidence the merger of the Company or the replacement of the Old Chase Subordinated Trustee or to make changes that do not become effective with respect to previously outstanding series and for certain other purposes.


     The principal terms of the Old Chase Subordinated Securities issued and outstanding as of the date of this prospectus are set forth below.


TERMS AND PROVISIONS OF 10% SUBORDINATED NOTES DUE 1999


     The 10% Subordinated Notes Due 1999 (the "10% June 15, 1999 Notes") are limited to $275,000,000 aggregate principal amount and will mature on June 15, 1999. The 10% June 15, 1999 Notes are not redeemable and no sinking fund is provided for the 10% June 15, 1999 Notes. The 10% June 15, 1999 Notes bear interest from June 15, 1987 (or from the most recent date on which interest has been paid), payable semiannually in arrears on each June 15 and December 15, commencing December 15, 1987, to the persons in whose names the 10% June 15, 1999 Notes are registered at the close of business on the first day of June or December preceding that June 15 and December 15.


TERMS AND PROVISIONS OF 8% SUBORDINATED NOTES DUE 1999


     The 8% Subordinated Notes Due 1999 (the "8% June 15, 1999 Notes") are limited to $200,000,000 aggregate principal amount and will mature on June 15, 1999. The 8% June 15, 1999 Notes are not redeemable and no sinking fund is provided for the 8% June 15, 1999 Notes. The 8% June 15, 1999 Notes bear interest from June 24, 1992 (or from the most recent date on which interest has been paid), payable semi-annually in arrears on each June 15 and December 15, commencing December 15, 1992, to the persons in whose names the 8% June 15, 1999 Notes are registered at the close of business on the first day of June or December preceding that June 15 and December 15.


TERMS AND PROVISIONS OF 7 3/4% SUBORDINATED NOTES DUE 1999

     The 7 3/4% Subordinated Notes Due 1999 (the "7 3/4% November 1, 1999 Notes") are limited to $200,000,000 aggregate principal amount and will mature on November 1, 1999. The 7 3/4% November 1, 1999 Notes are not redeemable and no sinking fund is provided for the 7 3/4% November 1, 1999 Notes. The 7 3/4% November 1, 1999 Notes bear interest from November 1, 1992 (or from the most recent date on which interest has been paid), payable semi-annually in arrears on each May 1 and November 1, commencing May 1, 1993, to the persons in whose names the 7 3/4% November 1, 1999 Notes are registered at the close of business on the fifteenth day of April or October preceding that May 1 and November 1.


TERMS AND PROVISIONS OF 9 3/8% SUBORDINATED NOTES DUE 2001


     The 9 3/8% Subordinated Notes Due 2001 (the "9 3/8% July 1, 2001 Notes") are limited to $200,000,000 aggregate principal amount and will mature on July 1, 2001. The 9 3/8% July 1, 2001 Notes are not redeemable and no sinking fund is provided for the 9 3/8% July 1, 2001 Notes. The 9 3/8% July 1, 2001 Notes bear interest from July 13, 1989 (or from the most recent date on which interest has been paid), payable semi-annually in arrears on each January 1 and July 1, commencing January 1, 1990, to the persons in whose names the 9 3/8% July 1, 2001 Notes are registered at the close of business on the fifteenth day of December or June preceding that January 1 and July 1.


TERMS AND PROVISIONS OF 9 3/4% SUBORDINATED NOTES DUE 2001


     The 9 3/4% Subordinated Notes Due 2001 (the "9 3/4% November 1, 2001 Notes") are limited to $150,000,000 aggregate principal amount and will mature on November 1, 2001. The 9 3/4% November 1, 2001 Notes are not redeemable and no sinking fund is provided for the 9 3/4% November 1, 2001 Notes. The 9 3/4% November 1, 2001 Notes bear interest from March 1, 1991 (or from the most recent date on which interest has been paid), payable semi-annually in arrears on each May 1 and November 1, commencing May 1, 1992, to the persons in whose names the 9 3/4% November 1, 2001 Notes are registered at the close of business on the fifteenth day of April or October preceding that May 1 and November 1.


TERMS AND PROVISIONS OF 7 1/2% SUBORDINATED NOTES DUE 2003


     The 7 1/2% Subordinated Notes Due 2003 (the "7 1/2% February 1, 2003 Notes") are limited to $200,000,000 aggregate principal amount and will mature on February 1, 2003. The 7 1/2% February 1, 2003 Notes are not redeemable and no sinking fund is provided for the 7 1/2% February 1, 2003 Notes. The 7 1/2% February 1, 2003 Notes bear interest from February 2, 1993 (or from the most recent date on which interest has been paid), payable semi-annually in arrears on each February 1 and August 1, commencing August 1, 1993, to the persons in whose names the 7 1/2% February 1, 2003 Notes are registered at the close of business on the fifteenth day of January 15 or July 15 preceding that February 1 and August 1.


TERMS AND PROVISIONS OF FLOATING RATE
SUBORDINATED NOTES DUE 2003


     The Floating Rate Subordinated Notes Due 2003 (the "Floating Rate July 15, 2003 Notes") are limited to $150,000,000 aggregate principal amount and will mature on July 15, 2003. The Floating Rate July 15, 2003 Notes are not redeemable and no sinking fund is provided for the Floating Rate July 15, 2003 Notes. The Floating Rate July 15, 2003 Notes bear interest from July 15, 1993 (or from the most recent date on which interest has been paid), payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing October 15, 1993, to the persons in whose names the Floating Rate July 15, 1993 Notes are registered at the close of business on the first day of January, April, July or October preceding that January 15, April 15, July 15 and October 15. The per annum interest rate for each period will be reset quarterly based on the greater of (i) LIBOR plus .125% or (ii) 4.35%.


TERMS AND PROVISIONS OF FLOATING RATE
SUBORDINATED NOTES DUE AUGUST 1, 2003


     The Floating Rate Subordinated Notes Due August 1, 2003 (the "Floating Rate August 1, 2003 Notes") are limited to $100,000,000 aggregate principal amount and will mature on August 1, 2003. The Floating Rate August 1, 2003 Notes are not redeemable and no sinking fund is provided for the Floating Rate August 1, 2003 Notes. The Floating Rate August 1, 2003 Notes bear interest from August 5, 1993 (or from the most recent date on which interest has been paid), payable quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing November 1, 1993, to the persons in whose names the Floating Rate August 1, 2003 Notes are registered at the close of business on the fifteenth day of January, April, July or October preceding that February 1, May 1, August 1 and November 1. The per annum interest rate for each period will be reset quarterly based on the greater of LIBOR or 4.50%.

TERMS AND PROVISIONS OF 8% SUBORDINATED NOTES DUE 2004


     The 8% Subordinated Notes Due 2004 (the "8% May 15, 2004 Notes") are limited to $150,000,000 aggregate principal amount and will mature on May 15, 2004. The 8% May 15, 2004 Notes are redeemable on any day on or after May 15, 1999 at a redemption price equal to the principal amount and unpaid interest on the notes. No sinking fund is provided for the 8% May 15, 2004 Notes. The 8% May 15, 2004 Notes bear interest from May 15, 1994 (or from the most recent date on which interest has been paid), payable semi-annually in arrears on each May 15 and November 15, commencing November 15, 1994, to the persons in whose names the 8% May 15, 2004 Notes are registered at the close of business on the first day of May or November preceding that May 15 and November 15.


TERMS AND PROVISIONS OF 7 7/8% SUBORDINATED NOTES DUE 2004


     The 7 7/8% Subordinated Notes Due 2004 (the "7 7/8% August 1, 2004 Notes") are limited to $150,000,000 aggregate principal amount and will mature on August 1, 2004. The 7 7/8% August 1, 2004 Notes are redeemable on and after August 1, 1999, at a redemption price equal to their principal amount and unpaid interest. No sinking fund is provided for the 7 7/8% August 1, 2004 Notes. The 7 7/8% August 1, 2004 Notes bear interest from August 10, 1994 (or from the most recent date on which interest has been paid), payable semi-annually in arrears on each February 1 and August 1, commencing February 1, 1995, to the persons in whose names the 7 7/8% August 1, 2004 Notes are registered at the close of business on the fifteenth day of January or July preceding that February 1 and August 1.


TERMS AND PROVISIONS OF 6 1/2% SUBORDINATED NOTES DUE 2005


     The 6 1/2% Subordinated Notes Due 2005 (the "6 1/2% August 1, 2005 Notes") are limited to $200,000,000 aggregate principal amount and will mature on August 1, 2005. The 6 1/2% August 1, 2005 Notes are not redeemable and no sinking fund is provided for the 6 1/2% August 1, 2005 Notes. The 6 1/2% August 1, 2005 Notes bear interest from July 27, 1993 (or from the most recent date on which interest has been paid), payable semi-annually in arrears on each February 1 and August 1, commencing February 1, 1994, to the persons in whose names the 6 1/2% August 1, 2005 Notes are registered at the close of business on the fifteenth day of January or July preceding that February 1 and August 1.


TERMS AND PROVISIONS OF 6 1/4% SUBORDINATED NOTES DUE 2006


     The 6 1/4% Subordinated Notes Due 2006 (the "6 1/4% January 15, 2006 Notes") are limited to $200,000,000 aggregate principal amount and will mature on January 15, 2006. The 6 1/4% January 15, 2006 Notes are not redeemable and no sinking fund is provided for the 6 1/4% January 15, 2006 Notes. The 6 1/4% January 15, 2006 Notes bear interest from January 19, 1996 (or from the most recent date on which interest has been paid), payable semi-annually in arrears on each January 15 and July 15, commencing July 15, 1996, to the persons in whose names the 6 1/4% January 15, 2006 Notes are registered at the close of business on the first day of January or July preceding that January 15 and July 15.


TERMS AND PROVISIONS OF 6 3/4% SUBORDINATED NOTES DUE 2008


     The 6 3/4% Subordinated Notes Due 2008 (the "6 3/4% August 15, 2008 Notes") are limited to $200,000,000 aggregate principal amount and will mature on August 15, 2008. The 6 3/4% August 15, 2008 Notes are not redeemable and no sinking fund is provided for the 6 3/4% August 15, 2008 Notes. The 6 3/4% August 15, 2008 Notes bear interest from August 17, 1993 (or from the most recent date on which interest has been paid), payable semi-annually in arrears on each February 15 and August 15, commencing February 15, 1994, to the persons in whose names the 6 3/4% August 15, 2008 Notes are registered at the close of business on the first day of August or February preceding that August 15 and February 15.


TERMS AND PROVISIONS OF 6 1/8% SUBORDINATED NOTES DUE 2008

     The 6 1/8% Subordinated Notes Due 2008 (the "6 1/8% October 15, 2008 Notes") are limited to $100,000,000 aggregate principal amount and will mature on October 15, 2008. The 6 1/8% October 15, 2008 Notes are not redeemable and no sinking fund is provided for the 6 1/8% October 15, 2008 Notes.

The 6 1/8% October 15, 2008 Notes bear interest from October 18, 1993 (or from the most recent date on which interest has been paid), payable semi-annually in arrears on each April 15 and October 15, commencing August 15, 1994, to the persons in whose names the 6 1/8% October 15, 2008 Notes are registered at the close of business on the first day of April or October preceding that April 15 and October 15.


TERMS AND PROVISIONS OF 6 1/2% SUBORDINATED NOTES DUE 2009


     The 6 1/2% Subordinated Notes Due 2009 (the "6 1/2% January 15, 2009 Notes") are limited to $150,000,000 aggregate principal amount and will mature on January 15, 2009. The 6 1/2% January 15, 2009 Notes are not redeemable and no sinking fund is provided for the 6 1/2% January 15, 2009 Notes. The 6 1/2% January 15, 2009 Notes bear interest from January 15, 1994 (or from the most recent date on which interest has been paid), payable semi-annually in arrears on each January 15 and July 15, commencing January 15, 1994, to the persons in whose names the 6 1/2% January 15, 2009 Notes are registered at the close of business on the first day of January or July preceding that January 15 and July 15.


TERMS AND PROVISIONS OF SUBORDINATED MEDIUM-TERM NOTES, SERIES A

     The table set forth below indicates the issuance dates, the maturity dates and the interest rates of the $99,975,000 aggregate principal amount of Subordinated Medium-Term Notes, Series A (the "Old Chase Subordinated Series A Notes"), issued and outstanding as of the date of this Prospectus. The Old Chase Subordinated Series A Notes are not subject to any sinking fund and are not subject to redemption or repayment prior to maturity.


                                             PRINCIPAL
              ISSUANCE DATE                   AMOUNT                              MATURITY DATE                 RATE
              -------------                 -----------                           -------------                 -----
February 13, 1992.........................  $71,675,000   ........  February 13, 1999.........................  8.65%
February 19, 1992.........................    4,800,000   ........  February 19, 1999.........................  8.76%
February 19, 1992.........................    6,000,000   ........  February 19, 1999.........................  8.77%
February 20, 1992.........................   10,000,000   ........  February 22, 1999.........................  8.81%
February 24, 1992.........................    7,500,000   ........  February 24, 1999.........................  9.00%


TERMS AND PROVISIONS OF SUBORDINATED MEDIUM-TERM NOTES, SERIES B


     The table set forth below indicates the issuance dates, the maturity dates and the interest rates of the $150,000,000 aggregate principal amount of Subordinated Medium-Term Notes, Series B (the "Old Chase Subordinated Series B Notes"), issued and outstanding as of the date of this Prospectus. The Old Chase Subordinated Series B Notes are not subject to any sinking fund and (other than as set forth below) are not subject to redemption or repayment prior to maturity. Unless otherwise indicated below, the redemption price on any Old Chase Subordinated Series B Note that is redeemable is 100% of its principal amount, plus accrued and unpaid interest, if any, to the redemption date.



                                  PRINCIPAL
         ISSUANCE DATE             AMOUNT                        MATURITY DATE                     RATE
         -------------           -----------                     -------------                     ----
July 23, 1992..................  $75,000,000 .........  July 23, 1999..................   7.58%
May 25, 1995...................   25,000,000 .........  May 15, 2010...................   7.625%; redeemable
                                                                                          semiannually on or
                                                                                          after May 15, 2000
July 19, 1995..................   25,000,000 .........  July 15, 2010..................   7.20%; redeemable
                                                                                          semiannually on or
                                                                                          after July 15, 2000
February 15, 1996..............   25,000,000 .........  February 15, 2011..............   6.60%; redeemable
                                                                                          semiannually on or
                                                                                          after February 15, 2000

TERMS AND PROVISIONS OF SUBORDINATED MEDIUM-TERM NOTES, SERIES C


     The table set forth below indicates the issuance dates, the maturity dates and the interest rates of the $75,000,000 aggregate principal amount of Senior Medium-Term Notes, Series C (the "Old Chase Subordinated Series C Notes"), issued and outstanding as of the date of this Prospectus. The Old Chase Subordinated Series C Notes are not subject to any sinking fund and (other than as set forth below) are not subject to redemption or repayment prior to maturity. Unless otherwise indicated below, the redemption price on any Old Chase Subordinated Series C Note that is redeemable is 100% of its principal amount, plus accrued and unpaid interest, if any, to the date of redemption.



                                  PRINCIPAL
         ISSUANCE DATE             AMOUNT                        MATURITY DATE            RATE/REDEMPTION TERMS
         -------------           -----------                     -------------            ---------------------
June 23, 1995..................  $25,000,000 .........  June 15, 2005..................   7.05%; redeemable on
                                                                                          payment dates on or
                                                                                          after June 15, 1998
February 1, 1996...............   25,000,000 .........  February 1, 2011...............   6.75%; redeemable
                                                                                          quarterly on or after
                                                                                          February 1, 1998
February 1, 1996...............   25,000,000 .........  February 1, 2011...............   6.75%; redeemable
                                                                                          quarterly on or after
                                                                                          February 1, 1998


PERMANENT GLOBAL OLD CHASE DEBT SECURITIES

     Certain series of the Old Chase Debt Securities were issued in permanent global form. See "Permanent Global Debt Securities" for a discussion of the rights of beneficial owners of interests in permanent global debt securities.

INFORMATION CONCERNING THE TRUSTEES

     We, the Bank and certain of our other subsidiaries maintain deposits with, and conduct other banking transactions with, the trustees under each of the Old Chase Indentures in the ordinary course of business. U.S. Bank Trust National Association is also trustee under the Company Subordinated Indenture and Bankers Trust Company is also trustee under the Company Senior Indenture.

                               DESCRIPTION OF MHC
                            SUBORDINATED SECURITIES

     In connection with the merger of Manufacturers Hanover Corporation with and into the Company, we assumed the obligations of Manufacturers Hanover Corporation with respect to certain subordinated debt securities (the "MHC Subordinated Securities"). The following summary of certain provisions of the MHC Subordinated Securities and the indenture under which they were issued (the "MHC Subordinated Indenture") is not complete. You should refer to the MHC Subordinated Indenture, a copy of which is an exhibit to the Registration Statement. Capitalized terms have the meanings assigned to them in the MHC Subordinated Indenture, and the definitions of those terms are incorporated by reference.

GENERAL


     The MHC Subordinated Securities have been issued under an Indenture, dated as of June 1, 1985, as amended (the "MHC Subordinated Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as Trustee (the "MHC Subordinated Trustee").


     As noted above, because the Company is a holding company, claims of holders of the MHC Subordinated Securities will generally have a junior position to claims of creditors of the Company's subsidiaries. See "Description of Company Debt Securities -- General" above.

     The MHC Subordinated Securities have been issued in fully registered form without coupons. The MHC Subordinated Indenture does not restrict our ability to enter into a highly leveraged transaction or provide special protection in the event of such a transaction. In addition, the MHC Subordinated Indenture does not provide special protection in the event of a sudden and dramatic decline in the credit quality of the Company resulting from a takeover, recapitalization or similar restructuring of the Company.

     The MHC Subordinated Securities are direct, unsecured debt obligations of the Company. Payment of the principal of the MHC Subordinated Securities is subject to acceleration only in the event of our bankruptcy, insolvency or reorganization. The MHC Subordinated Indenture does not restrict our ability to incur additional debt (including MHC Senior Indebtedness (as defined below)).


     Subordination. The MHC Subordinated Securities are subordinated, by their terms, to Senior Indebtedness, and all of our other obligations (including Additional Senior Obligations) to our creditors, other than any obligation that is by its terms expressly stated to be not superior in right of payment to or to rank equally or junior to the MHC Subordinated Securities (collectively, "MHC Senior Indebtedness").

     Under the MHC Subordinated Indenture, no payment may be made on the MHC Subordinated Securities in the event:

     - we have failed to pay all amounts of principal (and premium, if any) and interest, if any, due on all MHC Senior Indebtedness; or

     - there shall exist any event of default or any event which, with notice or lapse of time or both, would become an event of default on any MHC Senior Indebtedness.

     In addition, upon our dissolution, winding-up, liquidation or reorganization the holders of MHC Senior Indebtedness will be paid the full amounts of principal (and premium, if any) and interest, if any, before any payment or distribution is made on the MHC Subordinated Securities.


     Because of the subordination of the MHC Subordinated Securities, in the event of our insolvency, holders of MHC Senior Indebtedness may receive proportionately more, and holders of MHC Subordinated Securities may receive proportionately less, than our other creditors, including holders of Company Subordinated Securities. See "Description of Company Debt Securities -- Company Subordinated Securities".



     Defaults and Waivers. The MHC Subordinated Indenture defines an Event of Default with respect to any series of MHC Subordinated Securities as: (i) default for 30 days in the payment of any instalment of interest; (ii) default in the payment, when due, of principal (or premium, if any); (iii) default, for 60 days after written notice, in the observance or performance of any other covenants or agreements applicable to that series; and (iv) certain events of insolvency, bankruptcy or reorganization. In case certain events of insolvency with respect to the Company occur and are continuing with respect to any outstanding series of MHC Subordinated Securities designated as Primary Capital Securities (including the 8 1/2% February 15, 1999 Notes referred to below) then, the MHC Subordinated Trustee or the holders of at least 25% in aggregate outstanding principal amount of that series may declare the principal of all MHC Subordinated Securities of that series to be due and payable immediately. However, the declaration may be annulled, and certain past defaults waived, by the holders of not less than a majority in aggregate principal amount of the MHC Subordinated Securities of that series.



     Holders of any series of MHC Subordinated Securities designated as Primary Capital may not accelerate the maturity of those MHC Subordinated Securities upon the occurrence of an Event of Default, other than upon certain events involving our insolvency, bankruptcy or reorganization.


     The MHC Subordinated Indenture requires the MHC Subordinated Trustee to, within 90 days after the occurrence of a default with respect to any series, give to the holders of that series notice of all uncured defaults known to it (the term "default" being defined to include the events specified above without grace periods or notice). However, the MHC Subordinated Trustee may withhold the notice if it determines in good faith that the withholding of the notice is in the interest of those holders. We are required to furnish to the MHC Subordinated Trustee annually an officers' certificate to the effect that the Company is not in default under any provision of the Indenture.

     Other than the duty of the MHC Subordinated Trustee to act with the required standard of care during a default, the MHC Subordinated Trustee is not obligated to exercise any of its rights or powers at the request or direction of any of the holders of the MHC Subordinated Securities, unless those holders have offered to the MHC Subordinated Trustee reasonable indemnity. Subject to that requirement for indemnity, the holders of a majority in principal amount of the MHC Subordinated Securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the MHC Subordinated Trustee with respect to the MHC Subordinated Securities of that series.

     Modification of the MHC Subordinated Indenture. We and the MHC Subordinated Trustee may modify or alter the MHC Subordinated Indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding MHC Subordinated Securities of all series to be affected (voting as one class). However, no such modification or alteration may without the consent of all the holders affected by the modification or alteration: (i) extend the fixed maturity of any MHC Subordinated Security or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the above-stated percentage of holders required to modify or alter the MHC Subordinated Indenture.


TERMS AND PROVISIONS OF 8 1/2% SUBORDINATED

CAPITAL NOTES DUE 1999


     The only series of MHC Subordinated Securities outstanding as of the date of this prospectus is the 8 1/2% Subordinated Capital Notes Due 1999 (the
"8 1/2% February 15, 1999 Notes"). The 8 1/2% February 15, 1999 Notes were designated as Primary Capital Securities upon issuance. They are limited to $150,000,000 aggregate principal amount and will mature on February 15, 1999. The 8 1/2% February 15, 1999 Notes are not redeemable prior to maturity and no sinking fund is provided for the 8 1/2% February 15, 1999 Notes. The 8 1/2% February 15, 1999 Notes bear interest from February 24, 1987 (or from the most recent date on which interest was paid), payable semi-annually on each February 15 and August 15, commencing August 15, 1987, to the persons in whose names the 8 1/2% February 15, 1999 Notes are registered at the close of business on the first day of February or August preceding that February 15 or August 15. At maturity, the 8 1/2% February 15, 1999 Notes will be exchanged for Capital Securities of the Company having a Market Value equal to the principal amount of the 8 1/2% February 15, 1999 Notes, except to the extent that we elect to pay in cash the principal amount of the 8 1/2% February 15, 1999 Notes, in whole or in part, from Designated Proceeds. We have Designated Proceeds sufficient to pay the 8 1/2% February 15, 1999 Notes in cash at maturity.


INFORMATION CONCERNING THE TRUSTEE

     We, the Bank and certain of our other subsidiaries maintain deposits with, and conduct other business transactions with, the MHC Subordinated Trustee in the ordinary course of business.

                        PERMANENT GLOBAL DEBT SECURITIES

     Certain series of the Debt Securities may have been issued as permanent global Debt Securities. Each permanent global Debt Security has been deposited with, or on behalf of, The Depository Trust Company, as depositary (the "Depositary"), or its nominee and registered in the name of a nominee of the Depositary. Except under the limited circumstances described below, permanent global Debt Securities will not be exchangeable for definitive certificated Debt Securities.


     Ownership of beneficial interests in a permanent global Debt Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a permanent global Debt Security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for a permanent global Debt Security. Ownership of beneficial interests in a permanent global Debt Security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. The Depositary has no knowledge of the actual beneficial owners of the Debt Securities. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in definitive form. Those laws may impair the ability to transfer beneficial interests in a permanent global Debt Security.


     The Company has been advised by the Depositary that upon the issuance of a permanent global Debt Security and the deposit of that permanent global Debt Security with the Depositary, the De-positary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that permanent global Debt Security to the accounts of its participants.


     Payment of principal of, and interest on, Debt Securities represented by a permanent global Debt Security registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global Debt Security representing the Debt Securities. The Company has been advised by the Depositary that upon receipt of any payment of principal of, or interest on, a permanent global Debt Security, the Depositary will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global Debt Security as shown in the records of the Depositary. Payments by participants to owners of beneficial interests in a permanent global Debt Security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.


     None of the Company, the trustees or any other agent of the Company or the trustees will have any responsibility or liability for any aspect of the records of the Depositary, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global Debt Security or for maintaining, supervising or reviewing any of the records of the Depositary, any nominee or any participant relating to those beneficial interests.

     A permanent global Debt Security is exchangeable for definitive Debt Securities registered in the name of, and a transfer of a permanent global Debt Security may be registered to, any person other than the Depositary or its nominee, only if:


          (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for that permanent global Debt Security or at any time the Depositary ceases to be registered under the Exchange Act;


          (b) the Company in its sole discretion determines that the permanent global Debt Security shall be exchangeable for definitive Debt Securities in registered form; or

          (c) there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default under the Debt Securities.


     Any permanent global Debt Security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the permanent global Debt Security, in denominations of $1,000 and integral multiples of $1,000. The definitive Debt Securities will be registered by the registrar in the name or names instructed by the Depositary. It is expected that those instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the permanent global Debt Security. Any principal and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the corporate trust office of the Bank in the Borough of Manhattan, The City of New York. However, payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities.



     Except as provided above, owners of the beneficial interests in a permanent global Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of Debt Securities for any purpose under the Indentures. No permanent global Debt Security shall be exchangeable except for another permanent global Debt Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a permanent global Debt Security must rely on the procedures of the Depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the permanent global Debt Security or the Indentures.

     The Company understands that, under existing industry practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in a permanent global Debt Security desires to give or take any action that a holder is entitled to give or take under the Debt Securities or the Indentures, the Depositary would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.


     The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

                          DESCRIPTION OF CAPITAL STOCK


     The following summary is not complete. You should also refer to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), including the Certificates of Designations pursuant to which the outstanding series of our preferred stock, par value $1 per share (the "Preferred Stock") were issued, which is filed as an exhibit to the Registration Statement. You should also refer to the applicable provisions of the General Corporation Law of the State of Delaware.


COMMON STOCK


     As of the date of this prospectus, we are authorized to issue up to 1,500,000,000 shares of Common Stock. At June 30, 1998, we had 881,534,410 shares of Common Stock issued (including 28,620,447 shares held in treasury) and had reserved approximately 148,209,447 shares of Common Stock for issuance under various employee or director incentive, compensation and option plans.


     Holders of Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment (subject to the rights of holders of the Preferred Stock).

     Each holder of Common Stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of Preferred Stock under the applicable Certificates of Designations and applicable law, all voting rights are vested in the holders of shares of Common Stock. Holders of shares of Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.


     In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of our outstanding Preferred Stock have received their liquidation preferences in full.


     The issued and outstanding shares of Common Stock are fully paid and nonassessable. Holders of shares of Common Stock are not entitled to preemptive rights. Shares of Common Stock are not convertible into shares of any other class of capital stock. ChaseMellon Shareholder Services, L.L.C. is the transfer agent, registrar and dividend disbursement agent for the Common Stock.

PREFERRED STOCK


     Under the Certificate of Incorporation, our Board of Directors or a duly authorized committee of our Board of Directors (the "Board of Directors") is authorized, without further stockholder action, to provide for the issuance of up to 200,000,000 shares of Preferred Stock, in one or more series, and to determine the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series.



     Under regulations adopted by the Federal Reserve Board, if the holders of any series of Preferred Stock become entitled to vote for the election of directors because dividends on that series are in arrears (as described below under "Voting Rights"), that series may then be deemed a "class of voting securities." In such a case, a holder of 25% or more of the series (or a holder of 5% or more if that holder would also be considered to exercise a "controlling influence" over the Company) may then be subject to regulation as a bank holding company in accordance with the BHCA. In addition, (i) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

     OUTSTANDING PREFERRED STOCK. As of the date of this prospectus, we have eight series of Preferred Stock issued and outstanding, as described in the table which follows:


                                  STATED VALUE AND                   OUTSTANDING AT    EARLIEST    RATE IN EFFECT AT
                                  REDEMPTION PRICE                      JUNE 30,      REDEMPTION       JUNE 30,
                                    PER SHARE(a)        SHARES            1998           DATE            1998
                                  ----------------   -------------   --------------   ----------   -----------------
                                                     (IN MILLIONS)   (IN MILLIONS)

10.50% Cumulative...............        25.00             5.6              140         9/30/1998(b)      10.500
Adjustable Rate, Series L
  Cumulative....................       100.00             2.0              200         6/30/1999         5.586(c)
Adjustable Rate, Series N
  Cumulative....................        25.00             9.1              228         6/30/1999         5.653(c)
9.76% Cumulative................        25.00             4.0              100         9/30/1999         9.760
10.96% Cumulative...............        25.00             4.0              100         6/30/2000        10.960
10.84% Cumulative...............        25.00             8.0              200         6/30/2001        10.840
Fixed/Adjustable Rate
  Noncumulative.................        50.00             4.0              200         6/30/2003          4.96(d)


---------------
(a) Redemption price is price indicated in table, plus includes accrued but unpaid dividends, if any.

(b) The 10.50% Cumulative Preferred Stock will be redeemed on September 30,
    1998.


(c) Floating rates are based on certain money market rates. The minimum and maximum rates are 4.50% and 10.50%, respectively, for each of Adjustable Rate, Series L Cumulative Preferred Stock and the Adjustable Rate, Series N Cumulative Preferred Stock.


(d) Dividends on this series for dividend periods commencing on or after July 1, 2003 will be at a floating rate based on certain money market rates (but subject to a minimum rate of 5.46% and a maximum rate of 11.46%). The amount of dividends payable may be adjusted, and the stock may be redeemed earlier than June 30, 2003 in the event of certain amendments to the Internal Revenue Code of 1986, as amended, relating to the dividends received deduction.


     Ranking. All the outstanding series of Preferred Stock have the same rank. All the outstanding series of Preferred Stock have preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution.


     Dividends. Dividends payable on each series of outstanding Preferred Stock are payable quarterly, when and as declared by the Board of Directors, on each March 31, June 30, September 30 and December 31. Dividends on all the outstanding series of Preferred Stock, other than the Fixed/ Adjustable Rate Noncumulative Preferred Stock, are cumulative. If we fail to declare a dividend on the Fixed/Adjustable Rate Noncumulative Preferred Stock for any dividend period, holders of that series will have no right to receive a dividend for that dividend period, whether or not we declare dividends on that series for any future dividend periods.



     No full dividends will be declared or paid on any series of Preferred Stock, unless full dividends for the dividend period commencing after the immediately preceding dividend payment date (and cumulative dividends still owing, if any) have been or contemporaneously are declared and paid on all other series of Preferred Stock which have the same rank as, or rank senior to, that Preferred Stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of Preferred Stock and on each other series of Preferred Stock having the same rank as, or ranking senior to, that series of Preferred Stock will in all cases bear to each other the same ratio that accrued dividends per share on that series of Preferred Stock and that other Preferred Stock bear to each other. In addition, generally, unless full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of Preferred Stock have been paid, no dividends will be declared or paid on the Common Stock and generally we may not redeem or purchase any Common Stock. No interest, or sum of money in lieu of interest, will be paid in connection with any dividend payment or payments which may be in arrears.


     Rights Upon Liquidation; Redemption. In the event of our liquidation, dissolution or winding-up, the holders of each outstanding series of Preferred Stock will be entitled to receive liquidating distributions, in the amount set forth opposite such series in the table above, plus accrued and unpaid dividends, if any, before any distribution of our assets is made to the holders of our Common Stock. Each of the outstanding series of Preferred Stock is redeemable at our option at a redemption price equal to the redemption price set forth opposite that series in the table above, plus accrued but unpaid dividends, if any. In addition, the shares of the Fixed/Adjustable Rate Noncumulative Preferred Stock may be redeemed earlier than June 30, 2003 in the event of certain amendments to the Internal Revenue Code of 1986, as amended, relating to the dividends received deduction.



     Voting Rights. If, at the time of any annual meeting of our stockholders, the equivalent of six quarterly dividends payable on any series of outstanding cumulative Preferred Stock is in default, the number of directors constituting our Board of Directors will be increased by two and the holders of all the outstanding Preferred Stock, voting together as a single class, will be entitled to elect those additional two directors at that annual meeting. Each director elected by the holders of shares of the outstanding Preferred Stock will continue to serve as director for the full term for which he or she shall have been elected, even if prior to the end of that term we have paid in full the amount of dividends that had been in arrears. For purposes of this paragraph, "default" means that accrued and unpaid dividends on the applicable series shall be equal to or greater than the equivalent of six quarterly dividends.



     All series of the outstanding Preferred Stock other than the 10.96% Cumulative Preferred Stock and Adjustable Rate, Series L Cumulative Preferred Stock provide that the affirmative vote of the holders of at least two-thirds of the shares of all outstanding series of Preferred Stock, voting together as a single class without regard to series, will be required to:


          - create any class or series of stock having a preference over any outstanding series of Preferred Stock; or

          - alter or change the provisions of the Certificate of Incorporation in a manner that would adversely affect the voting powers or other rights of the holders of a series of Preferred Stock.


     The 10.96% Cumulative Preferred Stock and Adjustable Rate, Series L Cumulative Preferred Stock each provide as follows:


          - the consent of holders of at least two-thirds of the outstanding shares of the particular series, voting as a separate class, is required for any amendment of the Certificate of Incorporation that would adversely affect the powers, preferences, privileges or rights of that series; and

          - the consent of the holders of at least two-thirds of the voting power of that series and each of the series of Preferred Stock having the same rank, voting together as a single class without regard to series, is required to create, authorize or issue, or reclassify any stock into any additional class or series of stock ranking prior to that series as to dividends or upon liquidation, or any other security or obligation convertible into or exercisable for any such prior-ranking stock.

     Miscellaneous. No series of outstanding Preferred Stock is convertible into shares of our Common Stock or other of our securities. No series of outstanding Preferred Stock is subject to preemptive rights.

     Transfer Agent and Registrar. ChaseMellon Shareholder Services, L.L.C. is the transfer agent, registrar and dividend disbursement agent for the Preferred Stock and related Depositary Shares, if any (see the description of Depositary Shares below). The registrar for the Preferred Stock will send notices to the holders of the Preferred Stock of any meetings at which such holders will have the right to elect directors or to vote on any other matter.


PERMANENT GLOBAL PREFERRED SECURITIES


     Certain series of the Preferred Stock may have been issued as permanent global securities deposited with the Depositary Trust Company as Depositary ("Global Preferred Securities"). Each Global Preferred Security has been deposited with, or on behalf of the Depositary or its nominee and registered in the name of a nominee of the Depositary. Except under the limited circumstances described below, Global Preferred Securities are not exchangeable for definitive certificated Preferred Stock.

     Ownership of beneficial interests in a Global Preferred Security is limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a Global Preferred Security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for a Global Preferred Security. Ownership of beneficial interests in a Global Preferred Security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by that participant. The Depositary has no knowledge of the actual beneficial owners of the Preferred Stock. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     We have been advised by the Depositary that upon the issuance of a Global Preferred Security and the deposit of that Global Preferred Security with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that Global Preferred Security to the accounts of its participants.


     Payments on the Preferred Stock represented by a Global Preferred Security registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Preferred Security representing that Preferred Stock. We have been advised by the Depositary that upon receipt of any payment on a Global Preferred Security, the Depositary will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in that Global Preferred Security as shown in the records of the Depositary. Payments by participants to owners of beneficial interests in a Global Preferred Security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.


     Neither we nor any of our agents will be responsible for any aspect of the records of the Depositary, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Preferred Security or for maintaining, supervising or reviewing any of the records of the Depositary, any nominee or any participant relating to those beneficial interests.

     A Global Preferred Security is exchangeable for definitive certificated Preferred Stock registered in the name of, and a transfer of a Global Preferred Security may be registered to, any person other than the Depositary or its nominee, only if:


          (a) The Depositary notifies us that it is unwilling or unable to continue as Depositary for such Global Preferred Security or at any time the Depositary ceases to be registered under the Exchange Act; or



          (b) We determine in our discretion that the Global Preferred Security shall be exchangeable for certificated Preferred Stock.


     Any Global Preferred Security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive certificated Preferred Stock registered by the registrar in the name or names instructed by the Depositary. We expect that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the Global Preferred Security.


     Except as provided above, owners of the beneficial interests in a Global Preferred Security will not be entitled to receive physical delivery of certificates representing shares of Preferred Stock and will not be considered the holders of Preferred Stock. No Global Preferred Security shall be exchangeable except for another Global Preferred Security to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Preferred Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of Preferred Stock.

     The Company understands that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a Global Preferred Security desires to give or take any action that a holder of Preferred Stock is entitled to give or take, the Depositary would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

     A brief description of the Depositary is set forth above under "Permanent Global Debt Securities".

                                    EXPERTS


     The financial statements of the Company incorporated in this prospectus by reference to the Annual Report of the Company on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

------------------------------------------------------
------------------------------------------------------


    YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.


                               ------------------

                               TABLE OF CONTENTS


                                           PAGE
                                           ----
Where You Can Find More Information About
  the Company............................       2
The Chase Manhattan Corporation..........       3
Consolidated Ratios of Earnings to Fixed
  Charges and Preferred Stock Dividend
  Requirements...........................       4
Description of Company Debt Securities...       4
Description of Old Chase Debt
  Securities.............................      19
Description of MHC Subordinated
  Securities.............................      27
Permanent Global Debt Securities.........      29
Description of Capital Stock.............      32
Experts..................................      36



------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                             [CHASE MANHATTAN LOGO]
                              THE CHASE MANHATTAN
                                  CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                    WARRANTS
                              --------------------
                                   PROSPECTUS
                              --------------------
                                          , 1998
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are as follows:

Registration fee -- Securities and Exchange Commission......  $  885,000
Blue Sky fees and expenses..................................       5,000*
Attorneys' fees and expenses................................      25,000*
Accountants' fees and expenses..............................      40,000*
Printing and engraving expenses.............................      40,000*
Rating agency fees..........................................      50,000*
Trustee fees................................................      30,000*
NASD fee....................................................      30,500
Miscellaneous expenses......................................      10,000*
                                                              ----------
     Total..................................................  $1,115,500*
                                                              ==========

---------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.


     The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.


     The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its By-Laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

     The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

     The Restated Certificate of Incorporation of The Chase Manhattan Corporation (the "Registrant") provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Registrant's Restated Certificate of Incorporation empowers the Registrant to indemnify any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.


     The Registrant's Restated Certificate of Incorporation also empowers the Registrant by action of its Board of Directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not the Registrant would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.



     In addition, the Registrant's By-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The By-laws provide a clear and unconditional right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The By-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws, which right of indemnification and of advancement of expenses is not exclusive.


     The Registrant's By-laws also provide that the Registrant may enter into contracts with any director, officer, employee or agent of the Registrant in furtherance of the indemnification provisions in the By-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

ITEM 16.  LIST OF EXHIBITS

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 1.1      Form of Debt Securities Underwriting Agreement.*
 1.2      Form of Master Agency Agreement, dated as of February 1,
          1990, as amended and restated as of June 12, 1997, between
          The Chase Manhattan Corporation and Chase Securities Inc.,
          Bear, Stearns & Co. Inc., Credit Suisse First Boston
          Corporation, Goldman, Sachs & Co., Lehman Brothers Inc.,
          Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan,
          Stanley & Co. Incorporated and Salomon Brothers Inc.*
 1.3      Form of Equity Securities Underwriting Agreement.*

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 3.1      Restated Certificate of Incorporation of The Chase Manhattan
          Corporation (incorporated by reference to Exhibit 4.1 to the
          Registration Statement on Form S-8, dated July 11, 1996
          (File No. 333-07941) of The Chase Manhattan Corporation).
 3.2      Certificate of Amendment of Restated Certificate of
          Incorporation of The Chase Manhattan Corporation.*
 3.3      Certificate of Designations of Fixed/Adjustable Rate
          Noncumulative Preferred Stock of The Chase Manhattan
          Corporation.*
 3.4      By-Laws of The Chase Manhattan Corporation, as amended
          (incorporated by reference to Exhibit 3.2 of the Annual
          Report on Form 10-K for the year ended December 31, 1997 of
          The Chase Manhattan Corporation (File No. 1-5805)).
 4.1      Form of Certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the
          Registration Statement, of The Chase Manhattan Corporation
          (File No. 33-64261)).
 4.2      Form of Certificate of Designations for Preferred Stock.*
 4.3      Form of Deposit Agreement.*
 4.4      Form of Depositary Receipt of Depositary Shares.*
 4.5      Indenture dated as of December 1, 1989, between The Chase
          Manhattan Corporation (formerly known as Chemical Banking
          Corporation) and Bankers Trust Company, as successor to The
          Chase Manhattan Bank (National Association), which Indenture includes the form of Senior Securities (incorporated by
          reference to Exhibit 4.9 to the Registration Statement on
          Form S-3 (File No. 33-32409) of The Chase Manhattan
          Corporation (formerly known as Chemical Banking
          Corporation)).
 4.6      Indenture dated as of April 1, 1987, as amended and restated
          as of December 15, 1992, between The Chase Manhattan
          Corporation (formerly known as Chemical Banking Corporation)
          and U.S. Bank Trust National Association (formerly known as
          First Trust of New York, National Association), as successor to Morgan Guaranty Trust Company of New York, as Trustee
          (incorporated by reference to Exhibit 4.1 to the Current
          Report on Form 8-K of The Chase Manhattan Corporation
          (formerly known as Chemical Banking Corporation) File No.
          1-5805) dated December 22, 1992).
 4.7      Second Supplemental Indenture dated as of October 8, 1996, between The Chase Manhattan Corporation and U.S. Bank Trust
          National Association (formerly known as First Trust of New
          York, National Association), as Trustee, to the Indenture
          dated as of April 1, 1987, as amended and restated as of
          December 15, 1992 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 (File No.
          333-14959) of The Chase Manhattan Corporation).
 4.8      Second Supplemental Indenture dated as of October 8, 1996
          between The Chase Manhattan Corporation and IBJ Schroder
          Bank and Trust Company, as Trustee, to the Indenture dated as of June 1, 1985 (incorporated by reference to Exhibit
          4.12 to the Registration Statement on Form S-3 (File No.
          333-14959) of The Chase Manhattan Corporation).
 4.9      Second Supplemental Indenture dated as of March 29, 1996
          among Chemical Banking Corporation, The Chase Manhattan
          Corporation and Bankers Trust Company, as Trustee, to the
          Indenture dated as of July 1, 1986 (incorporated by
          reference to Exhibit 4.18 to the Registration Statement on
          Form S-3 (File No. 333-14959) of The Chase Manhattan
          Corporation).
 4.10     First Supplemental Indenture dated as of March 29, 1996
          among Chemical Banking Corporation, The Chase Manhattan
          Corporation and Bankers Trust Company, as Trustee, to the
          Indenture dated as of August 1, 1974 (incorporated by
          reference to Exhibit 4.20 to the Registration Statement on
          Form S-3 (File No. 333-14959) of The Chase Manhattan
          Corporation).

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 4.11     First Supplemental Indenture dated as of March 29, 1996
          among Chemical Banking Corporation, The Chase Manhattan
          Corporation Chemical Bank, as resigning Trustee, and U.S.
          Bank Trust National Association (formerly known as First
          Trust of New York, National Association), as successor
          Trustee, to the Indenture dated as of September 1, 1993
          (incorporated by reference to Exhibit 4.22 to the
          Registration Statement on Form S-3 (File No. 333-14959) of
          The Chase Manhattan Corporation).
 4.12     Second Supplemental Indenture dated as of October 8, 1996
          between The Chase Manhattan Corporation and U.S. Bank Trust
          National Association (formerly known as First Trust of New
          York, National Association), to the Amended and Restated
          Indenture dated as of September 1, 1993 (incorporated by
          reference to Exhibit 4.23 to the Registration Statement on
          Form S-3 (File No. 333-14959) of The Chase Manhattan
          Corporation).
 4.13     Form of Subordinated Security.*
 4.14     Form of Debt Securities Warrant Agreement.***
 4.15     Form of Preferred Stock Warrant Agreement.***
 4.16     Form of Common Stock Warrant Agreement.***
 4.17     Form of Currency Warrants Warrant Agreement.***
 4.18     Form of Fixed Rate Senior Medium-Term Note.*
 4.19     Form of Floating Rate Senior Medium-Term Note.**
 4.20     Form of Fixed Rate Subordinated Medium-Term Note.*
 4.21     Form of Floating Rate Subordinated Medium-Term Note.**
 5        Opinion of Simpson Thacher & Barlett.*
12.1      Computation of Ratios of Earnings to Fixed Charges for
          Period Ended December 31, 1997 (incorporated by reference to
          Exhibit 12(a) to Annual Report on Form 10-K for the Year
          Ended December 31, 1997 of The Chase Manhattan Corporation
          (File No. 1-5805)).
12.2      Computation of Ratios of Earnings to Fixed Charges for
          Period Ended June 30, 1998 (incorporated by reference to
          Exhibit 12(a) to the Quarterly Report on Form 10-Q for the
          Quarter Ended June 30, 1998 of The Chase Manhattan
          Corporation (File No. 1-5805)).
12.3      Computation of Ratios of Earnings to Fixed Charges and
          Preferred Stock Dividend Requirements for Period Ended
          December 31, 1997 (incorporated by reference to Exhibit
          12(b) to Annual Report on Form 10-K for the Year Ended
          December 31, 1997 of The Chase Manhattan Corporation (File
          No. 1-5805)).
12.4      Computation of Ratios of Earnings to Fixed Charges and
          Preferred Stock Dividend Requirements for Period Ended June
          30, 1998 (incorporated by reference to Exhibit 12(b) to the
          Quarterly Report on Form 10-Q for the Quarter Ended June 30,
          1998 of The Chase Manhattan Corporation (File No. 1-5805)).
23.1      Consent of PricewaterhouseCoopers LLP.**
23.2      Consent of Simpson Thacher & Barlett (included in Exhibit
          5).
24        Powers of Attorney.*
25.1      Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Bankers Trust Company.*
25.2      Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National
          Association.*


---------------

  * Previously filed.



 ** Filed herewith.



*** To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on August 18, 1998.


                                          THE CHASE MANHATTAN CORPORATION
                                                      (Registrant)

                                          By      /s/ ANTHONY J. HORAN
                                            ------------------------------------
                                                (Anthony J. Horan, Corporate
                                                         Secretary)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed by the following persons in the capacities and on the date indicated.


                     SIGNATURE                                             TITLE
                     ---------                                             -----

                         *                           Director, Chairman and Chief Executive Officer
---------------------------------------------------    (Principal Executive Officer)
                (Walter V. Shipley)

                         *                           Director, President and Chief Operating Officer
---------------------------------------------------
               (Thomas G. Labrecque)

                         *                           Director and Vice Chairman of the Board
---------------------------------------------------
            (William B. Harrison, Jr.)

                         *                           Director
---------------------------------------------------
                (Hans W. Becherer)

                         *                           Director
---------------------------------------------------
              (Frank A. Bennack, Jr.)

                         *                           Director
---------------------------------------------------
               (Susan V. Berresford)

                         *                           Director
---------------------------------------------------
                (M. Anthony Burns)

                         *                           Director
---------------------------------------------------
               (H. Laurance Fuller)

                         *                           Director
---------------------------------------------------
                (Melvin R. Goodes)

                         *                           Director
---------------------------------------------------
               (William H. Gray III)

                         *                           Director
---------------------------------------------------
                 (George V. Grune)

                         *                           Director
---------------------------------------------------
                 (Harold S. Hook)

                     SIGNATURE                                             TITLE
                     ---------                                             -----
                         *                           Director
---------------------------------------------------
                (Helene L. Kaplan)

                         *                           Director
---------------------------------------------------
                (Henry B. Schacht)

                         *                           Director
---------------------------------------------------
                (Andrew C. Sigler)

                         *                           Director
---------------------------------------------------
                (John R. Stafford)

                         *                           Director
---------------------------------------------------
               (Marina v.N. Whitman)

                         *                           Vice Chairman Finance and Risk Management
---------------------------------------------------    (Principal Financial Officer)
                 (Marc J. Shapiro)

                         *                           Executive Vice President and Controller
---------------------------------------------------    (Principal Accounting Officer)
               (Joseph L. Sclafani)


* Anthony J. Horan hereby signs this Amendment on behalf of each of the indicated persons for whom he is attorney-in-fact on August 18, 1998 pursuant to a power of attorney filed herewith.


                                          By      /s/ ANTHONY J. HORAN
                                            ------------------------------------
                                                      Anthony J. Horan
                                                    Corporate Secretary


Dated: August 18, 1998

                                      EXHIBIT INDEX

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 1.1      Form of Debt Securities Underwriting Agreement.*
 1.2      Form of Master Agency Agreement, dated as of February 1,
          1990, as amended and restated as of June 12, 1997, between
          The Chase Manhattan Corporation and Chase Securities Inc.,
          Bear, Stearns & Co. Inc., Credit Suisse First Boston
          Corporation, Goldman, Sachs & Co., Lehman Brothers Inc.,
          Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan,
          Stanley & Co. Incorporated and Salomon Brothers Inc.*
 1.3      Form of Equity Securities Underwriting Agreement.*
 3.1      Restated Certificate of Incorporation of The Chase Manhattan
          Corporation (incorporated by reference to Exhibit 4.1 to the
          Registration Statement on Form S-8, dated July 11, 1996
          (File No. 333-07941) of The Chase Manhattan Corporation).
 3.2      Certificate of Amendment of Restated Certificate of
          Incorporation of The Chase Manhattan Corporation.*
 3.3      Certificate of Designations of Fixed/Adjustable Rate
          Noncumulative Preferred Stock of The Chase Manhattan
          Corporation.*
 3.4      By-Laws of The Chase Manhattan Corporation, as amended
          (incorporated by reference to Exhibit 3.2 of the Annual
          Report on Form 10-K for the year ended December 31, 1997 of
          The Chase Manhattan Corporation (File No. 1-5805)).
 4.1      Form of Certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the
          Registration Statement, of The Chase Manhattan Corporation
          (File No. 33-64261)).
 4.2      Form of Certificate of Designations for Preferred Stock.*
 4.3      Form of Deposit Agreement.*
 4.4      Form of Depositary Receipt of Depositary Shares.*
 4.5      Indenture dated as of December 1, 1989, between The Chase
          Manhattan Corporation (formerly known as Chemical Banking
          Corporation) and Bankers Trust Company, as successor to The
          Chase Manhattan Bank (National Association), which Indenture includes the form of Senior Securities (incorporated by
          reference to Exhibit 4.9 to the Registration Statement on
          Form S-3 (File No. 33-32409) of The Chase Manhattan
          Corporation (formerly known as Chemical Banking
          Corporation)).
 4.6      Indenture dated as of April 1, 1987, as amended and restated
          as of December 15, 1992, between The Chase Manhattan
          Corporation (formerly known as Chemical Banking Corporation)
          and U.S. Bank Trust National Association (formerly known as
          First Trust of New York, National Association), as successor to Morgan Guaranty Trust Company of New York, as Trustee
          (incorporated by reference to Exhibit 4.1 to the Current
          Report on Form 8-K of The Chase Manhattan Corporation
          (formerly known as Chemical Banking Corporation) File No.
          1-5805) dated December 22, 1992).
 4.7      Second Supplemental Indenture dated as of October 8, 1996, between The Chase Manhattan Corporation and U.S. Bank Trust
          National Association (formerly known as First Trust of New
          York, National Association), as Trustee, to the Indenture
          dated as of April 1, 1987, as amended and restated as of
          December 15, 1992 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 (File No.
          333-14959) of The Chase Manhattan Corporation).
 4.8      Second Supplemental Indenture dated as of October 8, 1996
          between The Chase Manhattan Corporation and IBJ Schroder
          Bank and Trust Company, as Trustee, to the Indenture dated as of June 1, 1985 (incorporated by reference to Exhibit
          4.12 to the Registration Statement on Form S-3 (File No.
          333-14959) of The Chase Manhattan Corporation).

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
 4.9      Second Supplemental Indenture dated as of March 29, 1996
          among Chemical Banking Corporation, The Chase Manhattan
          Corporation and Bankers Trust Company, as Trustee, to the
          Indenture dated as of July 1, 1986 (incorporated by
          reference to Exhibit 4.18 to the Registration Statement on
          Form S-3 (File No. 333-14959) of The Chase Manhattan
          Corporation).
 4.10     First Supplemental Indenture dated as of March 29, 1996
          among Chemical Banking Corporation, The Chase Manhattan
          Corporation and Bankers Trust Company, as Trustee, to the
          Indenture dated as of August 1, 1974 (incorporated by
          reference to Exhibit 4.20 to the Registration Statement on
          Form S-3 (File No. 333-14959) of The Chase Manhattan
          Corporation).
 4.11     First Supplemental Indenture dated as of March 29, 1996
          among Chemical Banking Corporation, The Chase Manhattan
          Corporation Chemical Bank, as resigning Trustee, and U.S.
          Bank Trust National Association (formerly known as First
          Trust of New York, National Association), as successor
          Trustee, to the Indenture dated as of September 1, 1993
          (incorporated by reference to Exhibit 4.22 to the
          Registration Statement on Form S-3 (File No. 333-14959) of
          The Chase Manhattan Corporation).
 4.12     Second Supplemental Indenture dated as of October 8, 1996
          between The Chase Manhattan Corporation and U.S. Bank Trust
          National Association (formerly known as First Trust of New
          York, National Association), to the Amended and Restated
          Indenture dated as of September 1, 1993 (incorporated by
          reference to Exhibit 4.23 to the Registration Statement on
          Form S-3 (File No. 333-14959) of The Chase Manhattan
          Corporation).
 4.13     Form of Subordinated Security.*
 4.14     Form of Debt Securities Warrant Agreement.***
 4.15     Form of Preferred Stock Warrant Agreement.***
 4.16     Form of Common Stock Warrant Agreement.***
 4.17     Form of Currency Warrants Warrant Agreement.***
 4.18     Form of Fixed Rate Senior Medium-Term Note.*
 4.19     Form of Floating Rate Senior Medium-Term Note.**
 4.20     Form of Fixed Rate Subordinated Medium-Term Note.*
 4.21     Form of Floating Rate Subordinated Medium-Term Note.**
 5        Opinion of Simpson Thacher & Barlett.*
12.1      Computation of Ratios of Earnings to Fixed Charges for
          Period Ended December 31, 1997 (incorporated by reference to
          Exhibit 12(a) to Annual Report on Form 10-K for the Year
          Ended December 31, 1997 of The Chase Manhattan Corporation
          (File No. 1-5805)).
12.2      Computation of Ratios of Earnings to Fixed Charges for
          Period Ended March 31, 1998 (incorporated by reference to
          Exhibit 12(a) to the Quarterly Report on Form 10-Q for the
          Quarter Ended March 31, 1998 of The Chase Manhattan
          Corporation (File No. 1-5805)).
12.3      Computation of Ratios of Earnings to Fixed Charges and
          Preferred Stock Dividend Requirements for Period Ended
          December 31, 1997 (incorporated by reference to Exhibit
          12(b) to Annual Report on Form 10-K for the Year Ended
          December 31, 1997 of The Chase Manhattan Corporation (File
          No. 1-5805)).
12.4      Computation of Ratios of Earnings to Fixed Charges and
          Preferred Stock Dividend Requirements for Period Ended March
          31, 1998 (incorporated by reference to Exhibit 12(b) to the
          Quarterly Report on Form 10-Q for the Quarter Ended March
          31, 1998 of The Chase Manhattan Corporation (File No.
          1-5805)).
23.1      Consent of PricewaterhouseCoopers LLP.**
23.2      Consent of Simpson Thacher & Barlett (included in Exhibit
          5).
24        Powers of Attorney.*

EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
-------                       --------------------
25.1      Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Bankers Trust Company.*
25.2      Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of U.S. Bank Trust National
          Association.*

---------------

  * Previously filed.



 ** Filed herewith.



*** To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.